UNITED STATES
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CIMPRESS PLC
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CIMPRESS PLC
Building D, Xerox Technology Park, Dublin Road
Dundalk, Co. Louth A91 H9N9
Ireland

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Cimpress plc will hold its 2022 Annual General Meeting of Shareholders:

on Wednesday, November 16, 2022
at 6:30 p.m. Greenwich Mean Time
at the offices of Matheson LLP
70 Sir John Rogerson's Quay
Dublin 2, D02 R296
Ireland

MATTERS TO BE ACTED UPON AT THE ANNUAL GENERAL MEETING:

(1) Reappoint Robert S. Keane to our Board of Directors to serve for a term of three years ending at the conclusion of our annual general meeting of shareholders in 2025

(2) Reappoint Scott J. Vassalluzzo to our Board of Directors to serve for a term of three years ending at the conclusion of our annual general meeting of shareholders in 2025

(3) Approve, on a non-binding, advisory basis, the compensation of our named executive officers, as described in this proxy statement

(4) Amend our 2020 Equity Incentive Plan to increase the number of ordinary shares issuable under the plan by 2,000,000 shares

(5) Reappoint PricewaterhouseCoopers Ireland as our statutory auditor under Irish law to hold office until the conclusion of our annual general meeting of shareholders in 2023

(6) Authorize our Board of Directors or Audit Committee to determine the remuneration of PricewaterhouseCoopers Ireland in its capacity as our statutory auditor under Irish law

(7) Transact other business, if any, that may properly come before the meeting or any adjournment of the meeting

Each Proposal will be proposed as ordinary resolutions under Irish law, requiring, in each case, at least a simple majority of the votes cast to be in favor of the resolution for the resolution to pass.

During the annual general meeting, management will present, for consideration by the shareholders, our statutory financial statements under Irish law for the fiscal year ended June 30, 2022 (including the reports of the directors and the Irish statutory auditor thereon) and a review of Cimpress' affairs.

Our Board of Directors has no knowledge of any other business to be transacted at the annual general meeting.

Shareholders of record at the close of business on September 26, 2022 are entitled to attend and vote at the annual general meeting, or to appoint one or more proxies to attend, speak, and vote instead of the shareholder at the annual general meeting. A proxy need not be a shareholder. To be valid, a proxy must be received no later than 4:00 p.m. Eastern Standard Time on November 15, 2022 at one of the address(es) and otherwise in the manner described in the attached proxy statement. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, please complete and promptly return the proxy card or voter instruction form in accordance with the instructions that we or your bank or brokerage firm have provided. Your prompt response will ensure that your shares are represented at the annual general meeting. You can change your vote and revoke your proxy by following the procedures described in this proxy statement.

Please read the attached proxy statement for additional information on the matters to be considered at the annual general meeting. The proxy statement is incorporated into this notice by this reference.

All shareholders are cordially invited to attend the annual general meeting.

By order of the Board of Directors,
Founder, Chairman and Chief Executive Officer
October 5, 2022

CIMPRESS PLC
Building D, Xerox Technology Park, Dublin Road
Dundalk, Co. Louth, A91 H9N9
Ireland

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on November 16, 2022

This proxy statement contains information about the 2022 Annual General Meeting of Shareholders of Cimpress plc, which we refer to in this proxy statement as the annual meeting or the meeting. We will hold the annual meeting on Wednesday, November 16, 2022 at the offices of Matheson LLP, 70 Sir John Rogerson's Quay, Dublin 2, D02 R296, Ireland. The meeting will begin at 6:30 p.m. Greenwich Mean Time.

We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Cimpress plc (which is also referred to as we, us, the company, or Cimpress in this proxy statement) for use at the annual meeting and at any adjournment of the annual meeting.

We are first mailing or making available the Notice of Annual General Meeting, this proxy statement, and our Annual Report to Shareholders for the fiscal year ended June 30, 2022 on or about October 6, 2022.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual General Meeting of Shareholders:

This Proxy Statement, the 2022 Annual Report to Shareholders, and the statutory financial statements under Irish law for the fiscal year ended June 30, 2022 (including the reports of our directors and our Irish statutory auditor thereon) are available for viewing, printing and downloading at http://www.viewproxy.com/Cimpress/2022. We will furnish without charge a copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, as filed with the United States Securities and Exchange Commission, or SEC, as well as the statutory financial statements under Irish law for the fiscal year ended June 30, 2022 (including the reports of our directors and our Irish statutory auditor thereon), to any shareholder who requests it by emailing ir@cimpress.com or writing to Cimpress plc, c/o Cimpress USA Incorporated, Attention: Investor Relations, 275 Wyman Street, Waltham, MA 02451, USA. This proxy statement and our Annual Report on Form 10-K are also available on the SEC’s website at www.sec.gov.

For this annual meeting, we are taking advantage of the SEC rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process expedites shareholders' receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual meeting. On or about October 6, 2022 we are mailing to our beneficial shareholders a notice containing instructions on how to access our proxy statement and 2022 Annual Report to Shareholders and how to vote online. All other shareholders will continue to receive a paper copy of this proxy statement, proxy card and Annual Report by mail. The Notice of Internet Availability contains instructions on how you can (i) receive a paper copy of the proxy statement, proxy card and Annual Report if you only received a Notice by mail or (ii) elect to receive your proxy statement and Annual Report over the Internet if you received them by mail this year.

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INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors:

The Board of Directors of Cimpress plc consists of four independent, non-employee directors and Robert Keane, our Chief Executive Officer, who serve for rotating terms of up to three years.

Name	Age	Board Position	Cimpress Director Since	Current Term Expires at our Annual General Meeting In:	Independent Director
Robert S. Keane	59	Chairman	January 1995	2022	No
Sophie A. Gasperment	58	Non-Employee Director	November 2016	2023	Yes
Zachary S. Sternberg	37	Non-Employee Director	November 2017	2024	Yes
Dessislava Temperley	49	Non-Employee Director	September 2021	2024	Yes
Scott J. Vassalluzzo	50	Non-Employee Director	January 2015	2022	Yes

ROBERT S. KEANE has served as our President, Chief Executive Officer, and Chairman since he founded Cimpress in January 1995. From 1988 to 1994, Mr. Keane was an executive at Flex-Key Corporation, an original equipment manufacturer of keyboards, displays and retail kiosks used for desktop publishing. Mr. Keane has also served on the Board of Directors of Astronics Corporation, a leading supplier of advanced technologies and products to the global aerospace, defense and other mission critical industries, since December 2019. Mr. Keane brings to Cimpress' Board his experience growing Cimpress from inception in 1995 to $2.9 billion of revenue in our 2022 fiscal year, his understanding of the drivers of our intrinsic value per share, and his knowledge of Cimpress' customer needs, business model and markets.

SOPHIE A. GASPERMENT has served as Senior Advisor to Boston Consulting Group since November 2019, where her primary focus is to support their Consumer and Digital Acceleration practices. Ms. Gasperment previously held multiple senior management positions at L’Oréal, the world’s leading beauty company, from September 1986 to November 2018. This included global Chief Executive Officer and Executive Chairman of The Body Shop, the iconic British retailer spanning 60 countries and ca. 20,000 people, from July 2008 to October 2013, as well as Managing Director, L’Oréal UK and Ireland, from January 2004 to January 2008. More recently, from January 2014 to November 2018, Ms. Gasperment was L’Oréal's Group General Manager leading Strategic Prospective and Financial Communication. From June 2010 to May 2022, Ms. Gasperment served on the board of Accor, a Euronext-listed company and a world leader in hospitality, and was most recently Chair of that board's Appointments, Compensation and CSR Committee and a member of the Audit and Compliance Committee. Since May 2018, Ms. Gasperment has served on the supervisory board of D’Ieteren, a Euronext-listed global company, and is a member of that board's Appointments and Compensation Committee. Since December 2018, Ms. Gasperment has served on the board of Kingfisher plc, a FTSE 100 Home Improvement international company, and is currently Chair of that board's Responsible Business Committee and a member of the Nomination Committee. Since September 2020, Ms. Gasperment has served on the board of directors of Givaudan SA, the world leading flavour and fragrances company that is publicly traded on the SIX Swiss Exchange, and is a member of that board's Nomination Committee and Audit Committee. In addition to serving on the Board of Directors of Cimpress plc, Ms. Gasperment serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Ms. Gasperment brings to Cimpress' Board her leadership and strategy skills and perspective, her international brand-building expertise, her experience of digital transformation and acceleration, her acumen in both consumer goods and retail, as well as her experience on the boards of other public companies and her broader business experience in multi-cultural environments.

ZACHARY S. STERNBERG is the co-founder and Managing Member of the General Partner of The Spruce House Partnership, a New York-based investment partnership. Spruce House invests in public and private companies globally and seeks to partner with management teams that are focused on growing the per share value of their companies over the long-term. Spruce House holds 9.0% of Cimpress' outstanding shares and has been a shareholder of Cimpress since 2011. Mr. Sternberg also serves on the board of directors of Victoria PLC, an international manufacturer and distributor of innovative flooring products. Mr. Sternberg brings to Cimpress' Board his perspective as a material and long-term shareholder of Cimpress with a deep understanding of the importance of long-term stewardship of capital informed by more than a decade of successful investment experience.

DESSISLAVA TEMPERLEY serves on the boards of Coca-Cola Europacific Partners PLC, a British multinational bottling company; Corbion N.V., a Dutch food and biochemicals company; and Philip Morris International Inc., a leading international tobacco company. Ms. Temperley previously served as Group Chief Financial Officer of Beiersdorf AG, a German multinational company that manufactures personal-care products and pressure-sensitive adhesives, from July 2018 through June 2021. Ms. Temperley spent 14 years at Nestlé, from April 2004 through June 2018, serving in various roles including Head of Investor Relations, CFO of Nestle Purina Petcare (EMENA), Head of Global Planning and Performance Monitoring, Controller, and Finance Director. In addition to serving on the Board of Directors of Cimpress plc, Ms. Temperley serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Ms. Temperley brings to Cimpress' Board a wealth of financial and operating expertise from her over 20 years of experience in various finance leadership roles at multinational companies.

SCOTT J. VASSALLUZZO is a Managing Member of Prescott General Partners LLC ("PGP"), an investment adviser registered with the SEC that holds 14.9% of Cimpress' outstanding shares. PGP serves as the general partner of three private investment limited partnerships, including Prescott Associates L.P. (together, the "Prescott Partnerships"). Mr. Vassalluzzo joined the Prescott organization in 1998 as an equity analyst, became a general partner of the Prescott Partnerships in 2000, and transitioned to Managing Member of PGP following Prescott's reorganization in January 2012. Prior to 1998, Mr. Vassalluzzo worked in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP) and was a certified public accountant. Mr. Vassalluzzo serves on the boards of directors of Credit Acceptance Corporation, an auto finance company providing automobile loans and other related financial products, and World Acceptance Corporation, a personal installment loan company. Mr. Vassalluzzo brings to Cimpress' Board his advocacy for the priorities of long-termism and intrinsic value per share, his appreciation and understanding of the perspectives of our other long-term shareholders, and his experience on the boards and board committees of other publicly traded companies.

Board Diversity Matrix as of June 30, 2022

We believe directors with diverse backgrounds, including gender diversity, provide competing perspectives that enhance the Board's effectiveness. The table below sets forth information on the voluntarily self-identified diversity characteristics of the members of our Board of Directors.

Total number of directors	5
Gender or Demographic Background	Number of Directors Who Self-Identify as Having That Gender or Demographic Background
Female	2
Male	3
White	4
Did not disclose demographic background	1

Our Executive Officers:

Name	Title	Age	Joined Cimpress
Robert S. Keane	Founder, Chief Executive Officer, and Chairman	59	January 1995
Sean E. Quinn	Executive Vice President and Chief Financial Officer	43	October 2009
Maarten Wensveen	Executive Vice President and Chief Technology Officer	42	October 2011

ROBERT S. KEANE: Mr. Keane's biography is in the "Our Board of Directors" section above.

SEAN E. QUINN has served as our Chief Financial Officer since October 2015 and as Executive Vice President since July 2016. Mr. Quinn previously served as Senior Vice President from October 2015 to July 2016, as Chief Accounting Officer from November 2014 to October 2015, as Vice President, Corporate Finance from January 2014 to October 2015, as Global Controller from April 2012 to November 2014, and in various other financial roles from October 2009 to April 2012. Before joining Cimpress, Mr. Quinn was a certified public accountant with KPMG LLP from September 2001 to October 2009 in the firm’s Philadelphia, London, and Boston offices.

MAARTEN WENSVEEN has served as our Executive Vice President and Chief Technology Officer since February 2019. Mr. Wensveen previously served as Senior Vice President from January 2017 to February 2019 and Vice President of Technology from February 2015 to January 2017. Mr. Wensveen joined Cimpress in November 2011 when we acquired Albumprinter, and he served in various roles at Albumprinter from December 2006 to June 2012.

There are no family relationships among any of Cimpress' directors and executive officers. No arrangements or understandings exist between any director and any other person pursuant to which such person is to be selected for appointment to the Board of Directors.

PROPOSALS 1 and 2 - REAPPOINT TWO DIRECTORS TO OUR BOARD OF DIRECTORS

The members of our Board of Directors serve for rotating terms of up to three years. In accordance with the recommendation of the Nominating Committee of the Board, our Board recommends the reappointment of the following directors, each for a three-year term ending at the conclusion of our annual general meeting of shareholders in 2025:

1. Robert S. Keane - The Board recommends the reappointment of Mr. Keane because of his experience growing Cimpress from inception in 1995 to $2.9 billion of revenue in our 2022 fiscal year, his understanding of the drivers of our intrinsic value per share, and his knowledge of Cimpress' customer needs, business model and markets.

2. Scott J. Vassalluzzo - The Board recommends the reappointment of Mr. Vassalluzzo because of his advocacy for the priorities of long-termism and intrinsic value per share, his appreciation and understanding of the perspectives of our other long-term shareholders, and his experience on the boards and board committees of other publicly traded companies.

You can find more information about Messrs. Keane and Vassalluzzo in the section of this proxy statement entitled “INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS.”

Our Board of Directors recommends that you vote FOR the reappointment of both nominees to the Board.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the annual meeting, we are asking our shareholders to approve the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, executive compensation tables, and accompanying narrative disclosures below. This is an advisory vote, meaning that this proposal is not binding on us, but our Compensation Committee takes shareholder feedback into account when designing our executive compensation program, which has received more than 90% approval from our shareholders at each of our last nine annual general meetings of shareholders.

At our annual general meeting in 2017, a majority of our shareholders voted to hold the advisory vote to approve our executive compensation on an annual basis. Therefore, we intend to put forth at each annual general meeting of shareholders an advisory vote on the compensation of our named executive officers for the immediately preceding fiscal year.

Our Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers, as described below.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Overview

Our success depends on our ability to attract and retain top talent in a competitive marketplace, and to motivate that talent to achieve outstanding performance. Attracting, retaining, and motivating talented team members in key roles is especially critical at a time when we are seeking to transform our business, in particular the Vista business where we have been investing heavily, including in hiring. Although we were already operating in a competitive market for talent, we saw that competitiveness intensify during the fiscal year, often vying for qualified candidates against both larger, established companies with significant cash and equity resources and earlier-stage companies that offer significant potential equity upside.

Since 2016, we have used performance share unit (PSU) awards as a key component of our long-term incentive compensation program for executives, employees, and directors. These PSU awards only pay out if the three-year moving average of the daily closing share price of Cimpress’ ordinary shares (3YMA) reaches or exceeds specified compound annual growth rate (CAGR) thresholds. In order to reach those thresholds, the 3YMA must steadily increase over a period of several years. However, during both the initial phase of the pandemic and then again on a relatively sustained basis since the beginning of fiscal year 2022, our share price has experienced steep declines, weighing heavily on our 3YMA.

No shares were issued on the first PSU measurement date of August 15, 2022 because our 3YMA was well below the applicable CAGR threshold on that date. To put the impact of our 3YMA on outstanding PSU awards into perspective, the lowest 3YMA that would trigger a payout under any of our outstanding PSUs eligible for performance measurement on August 15, 2023 is $144.17. Based on the closing price of Cimpress' ordinary shares during the first two years of the three-year measurement period ending on August 15, 2023, we would need an average closing price of approximately $271 per share every trading day during the final year of the three-year measurement period in order for those PSUs to reach the applicable CAGR threshold on that date. The 3YMA CAGR thresholds for the other two outstanding PSU awards that will be measured on August 15, 2023 are even higher, and the applicable 3YMA CAGR thresholds only increase each year thereafter until the step-down in their respective final measurement years. This reality has meaningfully impaired the retention and motivation value of PSU awards.

In fiscal year 2022, our executives, other than Robert Keane, received a combination of (1) PSU awards that will pay out in four to eight years if the 3YMA CAGR thresholds are met and (2) restricted share unit (RSU) awards that pay out, subject to continued employment through the applicable vesting date, in Cimpress ordinary shares over two to four years after grant. In light of the downward pressure on our 3YMA noted above and its impact on the retention and motivation value of PSU awards, and recognizing the elements of our PSU program design that were not effective in achieving their objective, we decided to stop granting PSU awards in their current form from and after fiscal year 2023, other than to Robert Keane. Instead, in fiscal year 2023, our executives, other than Mr. Keane, received a combination of (1) RSU awards that pay out, subject to continued employment through the applicable vesting date, in Cimpress ordinary shares over four years after grant and (2) share options that vest, subject to continued employment through the applicable vesting date, and become exercisable for Cimpress ordinary shares over four years after grant. We expect to continue to evaluate appropriate performance-based awards for future grants that are consistent with our objective of maximizing intrinsic value per share and are effective in retaining great talent.

In fiscal years 2022 and 2023, Robert Keane, our Chief Executive Officer, continues to receive all of his long-term incentive compensation in PSUs that will pay out in six to ten years if the 3YMA CAGR thresholds are met. Mr. Keane signed a PSU Limitation Agreement with Cimpress providing that, until June 30, 2023, he will receive all of his long-term incentive (LTI) compensation in the form of PSUs, the maximum number of PSUs we may grant him in any fiscal year is 75,000, and the performance thresholds in his PSU awards are that the 3YMA CAGR must equal or exceed 11% over a performance period of between six and ten years. In fiscal year 2022, Mr. Keane received 91% of his total compensation in the form of PSUs, including all of his Board retainer fees and LTI and most of his base salary.

Competitive Compensation Program

In determining the compensation of our executive officers, our Compensation Committee begins with an analysis of the competitiveness of our executive compensation program and, as a starting point, seeks to pay our executives base salary at the 50th percentile of the competitive market and total compensation (including base salary and target long-term incentive award values) at the 75th percentile of the competitive market. The Compensation Committee then applies its own discretion to take into account any other factors it may deem relevant in any given fiscal year, such as general economic conditions, the internal equity of compensation among our executives, each executive’s experience and role, individual performance, and, particularly in fiscal years 2021 and 2022, the impact of the COVID-19 pandemic. The Committee does not assign specific weights to particular factors but considers them together in determining compensation.

When considering the competitiveness of our executive compensation program for fiscal year 2022, our Compensation Committee took into account a compensation analysis that we developed internally using data from the comparison peer group described below, published compensation survey data, and detailed historical compensation analyses for each executive officer. The Committee did not engage a compensation consultant. We chose the 18 publicly traded companies that comprise our peer group based on revenue, market capitalization, location, and industry, while taking into account the high-growth, technology-enabled businesses with which we might reasonably expect to compete for executive-level talent. The companies in our peer group for fiscal year 2022 are:

Akamai Technologies, Inc.	IAC/InterActiveCorp	Rapid7, Inc.
CarGurus, Inc.	iRobot Corporation	Stitch Fix, Inc.
Cerence, Inc.	New Relic, Inc.	Teradyne, Inc.
Etsy, Inc.	Nuance Communications, Inc.	TripAdvisor, Inc.
Grubhub, Inc.	Pegasystems, Inc.	Upwork, Inc.
HubSpot, Inc.	PTC, Inc.	Yelp, Inc.

Mr. Keane's compensation remained the same from fiscal year 2021 to fiscal year 2022 because the Compensation Committee wanted to see the Vista business progress further along in its transformation before increasing Mr. Keane's compensation. Upon the recommendation of Mr. Keane, the Committee increased the fiscal year 2022 LTI compensation of Sean Quinn and Maarten Wensveen, while maintaining their salaries at fiscal year 2021 levels, to maintain their total compensation at the 75th percentile of market data and because Mr. Keane and the Committee believe that retaining these executives is critical to the success of Cimpress and Vista.

For fiscal year 2022, the principal elements of our compensation program for our named executive officers included:

Base Salary	LTI Awards
Starting point target at 50th percentile of market data, then adjusted at Compensation Committee's discretion	PSUs with performance conditions tied to the appreciation of our 3-year moving average share price over a multiple-year period, intended to reward executives based on the creation of value for our shareholders over the long term
Robert Keane has historically chosen to take as much as possible of his base salary in PSUs, within the 75,000 PSUs per fiscal year limit in his PSU Limitation Agreement
RSUs vesting over two to four years for executives other than Mr. Keane

Health and Welfare Benefits	Severance/Change in Control
Standard benefits that are applicable to all of our employees in each executive's geographic location	Severance and change in control arrangements that are described below in the section entitled Executive Retention and Other Agreements

Base Salary

For fiscal year 2022, our Compensation Committee maintained the base salaries of all three of our executive officers at their fiscal year 2021 levels. Beginning in the second half of fiscal year 2019, at his option, Mr. Keane has chosen to take as much of his base salary and director fees as much as possible in PSUs within the 75,000 PSU per fiscal year limit set forth in his PSU Limitation Agreement. In fiscal year 2022, the 75,000 PSU limit was reached because of our reduced 3YMA, so we paid Mr. Keane $766,468 in cash, representing the amount of compensation payable to Mr. Keane that exceeded the 75,000 PSU limit.

Long-Term Incentive Program

In fiscal year 2022, our long-term incentive compensation program for executive officers consisted of PSUs for Mr. Keane and a mix of PSUs and RSUs for our other executives. We increased the use of RSUs for our executive officers other than Mr. Keane in fiscal year 2022 to enhance our ability to retain and motivate talented executives in an intensely competitive market for talent and to help mitigate the greatly reduced retention and motivation value of the PSU awards we granted in past years that are increasingly unlikely to pay out given the sustained downward pressure on our share price and 3YMA. Mr. Keane received 100% of his LTI compensation in the form of PSUs, and he chose to take as much of the rest of his compensation as possible in the form of PSUs within the 75,000 PSU per fiscal year limit set forth in his PSU Limitation Agreement.

Messrs. Quinn and Wensveen received a mix of PSUs and RSUs as follows:

•The annual LTI awards we granted in August 2021 to each of Messrs. Quinn and Wensveen were allocated 65% to PSUs and 35% to RSUs.

•In September 2021, in recognition of the critical roles that Messrs. Quinn and Wensveen play in the transformation of our business and the importance of retaining them in an increasingly competitive market for talent, we granted each of them an additional $1,000,000 of RSUs that will fully vest on September 15, 2023 if they remain employed by Cimpress on that date.

•In February 2022, as our 3YMA continued to decline and it became increasingly unlikely that the PSU awards we granted in the past would ever pay out, we granted an RSU award to each executive and employee who held PSUs other than Mr. Keane in order to augment the retention value of our past equity awards. These RSU awards vest over three years so long as the executive or employee remains employed by Cimpress on each vesting date.

Performance Share Units. Our PSU awards are designed to focus our executives and employees on long-term performance and maximizing our intrinsic value per share, which we define as (a) the unlevered free cash flow per diluted share that, in our best judgment, will occur between now and the long-term future, appropriately discounted to reflect our cost of capital, minus (b) net debt per diluted share. We believe that the CAGR of the 3YMA over a multiple-year period is a reasonable proxy for the change in our intrinsic value per share over the same time frame. Each PSU represents a right to receive between 0 and 2.5 ordinary shares of Cimpress plc upon the satisfaction of both service-based vesting over time and performance conditions relating to the 3YMA CAGR over a period determined by the Board. We refer to the issuance of Cimpress ordinary shares pursuant to a PSU upon satisfaction of both conditions as a Performance Dependent Issuance.

PSUs granted to employees generally vest 25% per year over four years so long as the employee remains employed by Cimpress. However, this service-based vesting itself is not sufficient for payout; PSU service-based vesting events are the dates after which the participant gains the future right to a Performance Dependent Issuance with respect to their then-vested PSUs. A Performance Dependent Issuance occurs only if the relevant 3YMA CAGR thresholds are achieved.

For each PSU award, we calculate a baseline moving average share price as of a specified date at the time of grant for two purposes: to establish the number of units to be granted and to establish the baseline for future performance measurement. On each measurement date during the performance period determined by our Board of Directors we calculate the 3YMA as of such date, and on the first measurement date that the 3YMA, as compared to the baseline moving average share price, equals or exceeds a minimum CAGR set by the Board, the performance condition would be satisfied.

•PSU awards granted to Mr. Keane have a performance period of six to ten years. Each grant anniversary from six to ten is a measurement date. On the first measurement date that the 3YMA equals or exceeds a CAGR of 11% as compared to the 3YMA at the date of grant, the performance condition would be satisfied, and we would issue to Mr. Keane the number of Cimpress ordinary shares determined by multiplying the number of PSUs subject to the award by the applicable performance-based multiplier. The performance-based multiplier begins at 125% for an 11% 3YMA CAGR and increases on a sliding scale to 250% for a 3YMA CAGR of 20% or above. If the 3YMA CAGR does not reach at least 11% on any of the sixth through tenth anniversaries of the grant date, then the PSU award terminates and no Cimpress ordinary shares would be issued with respect to the award.

•PSU awards granted in fiscal year 2022 to employees and executive officers other than Mr. Keane have a performance period of four to eight years. Each grant anniversary from the fourth to eighth year is a measurement date. On the first measurement date during this period that the 3YMA equals or exceeds a CAGR of 9% as compared to the baseline 3YMA, the performance condition would be satisfied, and we would issue to the employee the number of Cimpress ordinary shares determined by multiplying the number of PSUs subject to the award by the applicable performance-based multiplier. The performance-based multiplier begins at 100% for a 9% CAGR and increases on a sliding scale to 250% for a CAGR of 20% or above. If the CAGR has not reached at least 9% on any of the fourth through seventh anniversaries of the grant date and thus a Performance Dependent Issuance has not yet occurred, then the threshold CAGR level for 3YMA performance at the eighth anniversary of the grant date, as compared to the baseline 3YMA, is lowered to 7%, and if the 3YMA performance meets or exceeds a 7% CAGR on the eighth anniversary the recipient would still receive Cimpress ordinary shares, but at a lower multiple beginning at 75% for a 7% CAGR and increasing on a sliding scale to 250% for a CAGR of 20% or above. If none of the CAGR performance goals are achieved by the eighth anniversary of the grant date, then the PSU award terminates and no Cimpress ordinary shares would be issued with respect to the award.

The actual closing price of the Cimpress shares issued upon a Performance Dependent Issuance may be higher or lower than the 3YMA used to calculate the number of shares issued at such time.

Restricted Share Units. In fiscal year 2022, we granted RSU awards to executives and employees, other than Mr. Keane, that vest over two to four years. Upon vesting each RSU is automatically converted into ordinary shares of Cimpress plc on a one-to-one basis so long as Cimpress continues to employ the recipient on the vesting date.

Cash Retention Bonuses. In past years, we allowed our executive officers other than Mr. Keane to elect to receive a portion of their LTI awards in the form of cash retention bonuses, subject to a minimum threshold that was required to be allocated to PSUs. The cash retention bonuses pay the employee a fixed amount in equal payments over several years (typically four years) so long as Cimpress continues to employ the recipient. Although we no longer grant cash retention bonuses to executives, Mr. Quinn still held cash retention bonus awards that were granted in previous fiscal years and that continued to vest, with the final vested amounts being earned in fiscal year 2022.

Benefit Programs

The Compensation Committee believes that all employees based in the same geographic location should have access to similar levels of health and welfare benefits, and therefore our executive officers are eligible for the same health and welfare benefits, including medical, dental, vision, and disability plans, group life and accidental death and disability insurance and other benefit plans, as those offered to other employees in their location.

U.S.-based employees may participate in a 401(k) plan that provides a company match of up to 50% on the first 6% of the participant’s eligible compensation that is contributed, subject to certain limits under the United States Internal Revenue Code of 1986, or US Tax Code, with company matching contributions vesting over a four-year period.

We also provide customary pension plans to our European employees.

Perquisites

In general, executives are not entitled to benefits that are not otherwise available to all other employees who work in the same geographic location. We also from time to time enter into arrangements with some of our named executive officers to reimburse them for living and relocation expenses relating to their work outside of their home countries and for tax preparation fees and associated tax gross-ups. You can find more information about these arrangements in the Summary Compensation Table of this proxy statement.

Executive Retention and Other Agreements

We have entered into executive retention agreements with all of our named executive officers. Under the executive retention agreements, if we terminate an executive officer’s employment other than for cause, death, or disability or the executive terminates his or her employment for good reason before a change in control of Cimpress or within one year after a change in control (as cause, disability, good reason, and change in control are defined in the agreements), then the executive is entitled to receive:

•A lump sum severance payment equal to two years’ base salary and annual bonus in the case of Mr. Keane, and one year’s base salary and annual bonus in the case of the other named executive officers. Because we no longer grant annual bonuses to our executives and other team members, this amount would include only base salary.

•With respect to any outstanding annual or multi-year cash incentive award under our previous cash performance incentive plan a pro rata portion, based on the number of days from the beginning of the then current performance period until the date of termination, of his or her target incentive. Because we no longer grant awards under the cash performance incentive plan to our executives and employees, this amount would be zero.

•The continuation of all other employment-related health and welfare benefits for up to two years after the termination in the case of Mr. Keane, or up to one year after the termination in the case of our other named executive officers.

Both the executive retention agreements and our PSU awards have change in control provisions. The executive retention agreements provide that, upon a change in control of Cimpress, all equity awards granted to each executive officer will accelerate and become fully vested (other than PSUs, which are governed by our equity plans and PSU agreements as described below), and each executive’s annual or multi-year cash incentive awards under our previous cash performance incentive plan would accelerate such that the executive would receive a portion of his or her target bonus for the remaining performance period after the change in control. As of the end of fiscal year 2022, none of our executives held any share options, but if they did, then the exercise period of the share options would be extended in certain circumstances if the executive's employment terminated after a change in control of Cimpress.

The equity plans and agreements that govern our PSUs provide that upon a change in control, all PSUs that have satisfied the applicable service-based vesting conditions will be settled for Cimpress ordinary shares in accordance with the terms of the awards if the actual price paid per share to holders of Cimpress' securities in connection with the change in control equals or exceeds the minimum 3YMA CAGR thresholds set forth in the award agreements.

Our Compensation Committee decided that we would no longer include any excise tax gross-up provisions in any executive retention agreements we enter into with new executives after August 1, 2012, and accordingly, the only current executive officer who has an excise tax gross-up provision in his agreement is Mr. Keane. If Mr. Keane is required to pay any excise tax pursuant to Section 4999 of the US Tax Code as a result of compensation payments made to him, or benefits he obtained (including the acceleration of equity awards), in connection with a change in ownership or control of Cimpress, we are required to pay him an amount, referred to as a gross-up payment, equal to the amount of such excise tax plus any additional taxes attributable to such gross-up payment. However, if reducing Mr. Keane's compensation payments by up to $50,000 would eliminate the requirement to pay an excise tax under Section 4999 of the US Tax Code, then Cimpress has the right to reduce the payment by up to $50,000 to avoid triggering the excise tax and thus avoid providing gross-up payments to Mr. Keane.

The following table sets forth information on the potential payments to our named executive officers upon their termination or a change in control of Cimpress, assuming that a termination or change in control took place on June 30, 2022.

Name		Cash Payment ($)(1)	Accelerated Vesting of RSUs and PSUs ($)(2)	Benefits ($)(3)	Tax Gross-Up Payment ($)(4)	Total ($)
Robert S. Keane
•	Termination Without Cause or With Good Reason	3,500,000	—	61,027	—	3,561,027
•	Change in Control	—	—	—	—	—
•	Change in Control w/ Termination Without Cause or With Good Reason	3,500,000	—	61,027	—	3,561,027

Sean E. Quinn
•	Termination Without Cause or With Good Reason	800,000	—	23,667	—	823,667
•	Change in Control	—	2,691,919	—	—	2,691,919
•	Change in Control w/ Termination Without Cause or With Good Reason	800,000	2,691,919	23,667	—	3,515,586

Maarten Wensveen
•	Termination Without Cause or With Good Reason	750,000	—	23,379	—	773,379
•	Change in Control	—	1,619,290	—	—	1,619,290
•	Change in Control w/ Termination Without Cause or With Good Reason	750,000	1,619,290	23,379	—	2,392,669

_____________

(1)	Amounts in this column for Termination Without Cause or With Good Reason represent severance amounts payable under the executive retention agreements.

(2)	Amounts in this column represent the value, based on $38.90 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2022, the last trading day of our 2022 fiscal year, of unvested RSUs that would vest upon the triggering event described in the first column. For PSUs, we assumed the price paid per share to holders of Cimpress' shares in connection with the change in control would represent a CAGR below the target performance goal for the PSU awards and accordingly that no shares would be issued pursuant to outstanding PSU awards in a change in control.

(3)	Amounts reported in this column represent the estimated cost of providing employment related benefits (such as insurance for medical, dental, and vision) during the period the named executive officer is eligible to receive those benefits under the executive retention agreements, which is two years for Mr. Keane and one year for the other named executive officers.

(4)	None of our executive officers other than Mr. Keane have excise tax gross-up provisions in their agreements. We calculate the amount of tax gross up to which Mr. Keane would have been entitled if a triggering event had occurred on June 30, 2022 and determined that he would not have been entitled to a gross-up payment.

The Role of Company Executives in the Compensation Process

Although the Compensation Committee makes the final decisions about executive compensation, the Committee also takes into account the views of our Chief Executive Officer, who makes initial recommendations with respect to the compensation of executive officers other than himself. Other employees of Cimpress also participate in the preparation of materials presented to or requested by the Compensation Committee for use and consideration at Compensation Committee meetings.

Share Ownership Guidelines and Policy on Hedging

We have share ownership guidelines for all of our executive officers and members of our Board of Directors. The guidelines require our executive officers and directors to hold Cimpress equity, including ordinary shares they hold directly or indirectly, unvested RSUs, vested and unvested PSUs, and vested, unexercised, in-the-money share options, with a value, based on the two-year trailing average of the closing prices of Cimpress' ordinary shares on Nasdaq, equal to or greater than a multiple of the executive officer’s annual base salary or the director's annual retainer, as follows:

•Chief Executive Officer: 5 times annual base salary
•Other executive officers: 3 times annual base salary
•Board of Directors: 3 times Board annual cash retainer

We give each executive officer and Board member four years from his or her initial appointment as a Cimpress executive officer or director to comply with the share ownership guidelines. As of June 30, 2022, all executive officers and directors had satisfied their ownership guideline requirement with the exception of Dessislava Temperley, who has until September 15, 2025 to meet the share ownership requirement.

Our Insider Trading Policy prohibits Cimpress' executive officers, directors, and employees from engaging in any derivative or hedging transactions in Cimpress securities, including but not limited to short sales, put options, call options, collars, futures contracts, forward contracts, and swaps.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the
Board of Directors
Scott J. Vassalluzzo, Chair
Sophie A. Gasperment
Zachary S. Sternberg

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation earned in each of the last three fiscal years by:

(i) our principal executive officer,

(ii) our principal financial officer, and

(iii) our other executive officer as of June 30, 2022.

Throughout this proxy statement, we refer to the individuals listed in (i) through (iii) above as our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Share Awards ($)(3)	All Other Compensation ($)	Total ($)
Robert S. Keane	2022	766,468	—	7,342,285	25,067(4)	8,133,820
Chairman and	2021	35,568	20,669	8,283,797	—	8,340,034
Chief Executive Officer	2020	29,888	—	9,338,794	31,100	9,399,782

Sean E. Quinn	2022	800,000	129,375	6,412,776	8,923(5)	7,351,074
Executive Vice President	2021	803,077	241,875	4,667,581	6,239	5,718,772
and Chief Financial Officer	2020	710,769	354,375	3,199,628	6,666	4,271,438

Maarten Wensveen	2022	750,000	—	4,510,594	9,150(5)	5,269,744
Executive Vice President and	2021	756,317	—	4,032,234	134,603	4,923,154
Chief Technology Officer	2020	530,769	—	2,554,745	33,535	3,119,049

_____________

(1)	Beginning in the second half of fiscal year 2019, Mr. Keane began receiving as much of his compensation as possible in the form of PSUs, within the 75,000 PSUs per fiscal year limit set forth in his PSU Limitation Agreement. For Mr. Keane, the amounts in this column for fiscal years 2020 and 2021 represent the aggregate minimum salary for exempt employees under the U.S. Fair Labor Standards Act, and the amount in this column for fiscal year 2022 represents the amount of his compensation that exceeded the 75,000 PSUs per fiscal year limit set forth in his PSU Limitation Agreement and was instead paid to him in cash as salary.

(2)	The amount in this column for Mr. Keane in fiscal year 2021 represents the amount of his base salary that when aggregated with his LTI compensation would have exceeded the 75,000 PSUs per fiscal year limit set forth in his PSU Limitation Agreement and was instead paid to him as a cash bonus. The amounts reported in this column for Mr. Quinn represent the payment of cash retention bonuses that were granted in previous fiscal years and vested in the years shown.

(3)	The amounts reported in this column represent a dollar amount equal to the grant date fair value of the share awards as computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022. See footnote 5 to the Grants of Plan-Based Awards in the Fiscal Year Ended June 30, 2022 table for the value of the PSUs granted in fiscal year 2022 assuming the maximum achievement of the performance conditions.

(4)	$13,950 of this amount represents reimbursement of tax preparation expenses, and $11,117 of this amount represents a tax gross up associated with the reimbursement.

(5)	This amount represents our matching contributions under our 401(k) deferred savings retirement plans.

Grants of Plan-Based Awards in the Fiscal Year Ended June 30, 2022

The following table contains information about plan-based awards granted to each of our named executive officers during the fiscal year ended June 30, 2022.

					All Other Share Awards: Number of Shares or Units	Grant Date Fair Value of Share Awards
		Estimated Future Payouts
		Under Equity Incentive Plan Awards(1)
		Threshold	Target	Maximum
Name	Grant Date	(#)	(#)(2)	(#)(3)	(#)(4)	($)(5)
Robert S. Keane	8/15/2021(6)	—	79,322	158,645		6,263,539
	8/15/2021(7)	—	10,886	21,772		859,611
	11/15/2021(8)	—	1,611	3,222		121,752
	11/15/2021(9)	—	1,288	2,577		97,383

Sean E. Quinn	8/15/2021(6)	—	19,410	48,525		2,262,899
	8/15/2021(10)				11,219	1,049,986
	9/15/2021(11)				11,619	999,931
	2/15/2022(12)				29,931	2,099,959

Maarten Wensveen	8/15/2021(6)	—	16,175	40,437		1,885,749
	8/15/2021(10)				9,349	874,973
	9/15/2021(11)				11,619	999,931
	2/15/2022(12)				10,689	749,940
___________________________

(1)	These columns represent PSU awards. Each PSU represents a right to receive between 0 and 2.5 Cimpress ordinary shares upon the satisfaction of (A) service-based vesting, and (B) performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares.

(2)	For Mr. Keane, these amounts represent the number of Cimpress ordinary shares issuable six to ten years after the grant date if he fully satisfies the service-based vesting condition described in footnote 6, 7, 8, or 9, as applicable, and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). For the named executive officers other than Mr. Keane, these amounts represent the number of Cimpress ordinary shares issuable four to eight years after the grant date if the executive officer fully satisfies the service-based vesting condition described in footnote 6 and the 3YMA CAGR is 9% to 9.99% on any of the fourth through eighth anniversaries of the grant date (multiplier of 100%).

(3)	For Mr. Keane, these amounts represent the number of Cimpress ordinary shares issuable six to ten years after the grant date if he fully satisfies the service-based vesting condition described in footnote 6, 7, 8, or 9, as applicable, and the 3YMA CAGR is 20% or above on any of the sixth through tenth anniversaries of the grant date (multiplier is 250%). For the named executive officers other than Mr. Keane, these amounts represent the number of Cimpress ordinary shares issuable four to eight years after the grant date if the executive officer fully satisfies the service-based vesting condition described in footnote 6 and the 3YMA CAGR is 20% or above on any of the fourth through eighth anniversaries of the grant date (multiplier of 250%).

(4)	The amounts reported in this column represent RSU awards.

(5)	The amounts reported in this column represent the grant date fair value for the RSU and PSU awards computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022. The maximum value of the PSUs granted in fiscal year 2022 assuming the maximum achievement of the performance conditions, which we estimated by multiplying the maximum number of shares issuable pursuant to each PSU award by the closing price of our ordinary shares on Nasdaq on the applicable grant date, or on the last trading date immediately before the grant date if the grant date is not a trading date, is $17,401,164 in the aggregate for all of Mr. Keane's PSU awards, $4,541,455 for Mr. Quinn, and $3,784,499 for Mr. Wensveen.

(6)	The service-based vesting condition of the PSUs reported in this row is that 25% of the original number of PSUs vest on June 30 of each of 2022 through 2025 so long as the executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on such vesting date.

(7)	This PSU award was granted to Mr. Keane in lieu of a portion of his base salary for his role as Chief Executive Officer in fiscal year 2022. The service-based vesting condition of this PSU award is that 25% of the original number of PSUs vested on each of September 30, 2021, December 31, 2021, March 31, 2022, and June 30, 2022 so long as Mr. Keane continued to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on such vesting date.

(8)	This is the annual equity award granted to the members of our Board of Directors, which in Mr. Keane's case is in the form of PSUs. The service-based vesting condition of this PSU award is that 25% of the PSUs vest on November 29 of each of 2022 through 2025 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on such vesting date.

(9)	This PSU award was granted to Mr. Keane in lieu of his $100,000 cash retainer fee for his role as a member of our Board of Directors in fiscal year 2022. The service-based vesting condition of this PSU award is that 50% of the original number of PSUs vested on December 31, 2021 and an additional 25% of the original number of PSUs vested on each of March 31, 2022 and June 30, 2022 so long as Mr. Keane continued to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on such vesting date.

(10)	25% of the original number of RSUs subject to this award vest on August 15 of each of 2022 through 2025 so long as the executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on such vesting date.

(11)	100% of the RSUs subject to this award vest on September 15, 2023 so long as the executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on such vesting date.

(12)	One third of the original number of RSUs subject to this award vest on February 15 of each of 2023 through 2025 so long as the executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on such vesting date.

Outstanding Equity Awards at June 30, 2022

The following table contains information about unvested RSUs and unearned shares subject to PSUs as of June 30, 2022 for each of our named executive officers.

	Share Awards
	Number of Share Units That Have Not Vested	Market Value of Share Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares	Equity Incentive Plan Awards: Market Value of Unearned Shares
Name	(#)(1)	($)(2)	(#)(3)	($)(4)
Robert S. Keane			93,750(5)	3,646,875
			78,970(6)	3,071,933
			73,498(7)	2,859,072
			9,331(8)	362,976
			1,428(9)	55,549
			71,726(10)	2,790,141
			19,811(11)	770,648
			1,398(12)	54,382
			19,011(13)	739,528
			1,403(14)	54,577
			73,335(15)	2,852,732
			79,322(16)	3,085,626
			10,886(17)	423,465
			1,611(18)	62,668
			1,288(19)	50,103

Sean E. Quinn	11,964(20)	465,400	24,301(5)	945,309
	4,468(21)	173,805	20,306(6)	789,903
	11,219(22)	436,419	18,898(7)	735,132
	11,619(23)	451,979	22,952(24)	892,833
	29,931(25)	1,164,316	19,641(26)	764,035
			19,410(27)	755,049

Maarten Wensveen	9,970(20)	387,833	14,400(5)	560,160
	9,349(22)	363,676	6,016(6)	234,022
	11,619(23)	451,979	3,651(7)	142,024
	10,689(25)	415,802	18,362(24)	714,282
			20,951(26)	814,994
			16,175(27)	629,208
___________________

(1)	These amounts represent the number of Cimpress ordinary shares issuable pursuant to RSU awards upon vesting.

(2)	The market value of the unvested RSUs is determined by multiplying the number of RSUs by $38.90 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2022, the last trading day of our 2022 fiscal year.

(3)	These amounts represent the number of Cimpress ordinary shares issuable pursuant to PSU awards if the applicable service-based vesting condition and 3YMA CAGR performance conditions described in the footnotes below are satisfied for such PSU award.

(4)	The market value of the unearned PSUs is determined by multiplying the number of shares that would be issuable if the conditions described in footnote 3 were achieved by $38.90 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2022, the last trading day of our 2022 fiscal year.

(5)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2016 if the named executive officer fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2022 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(6)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2017 if the named executive officer fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2023 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(7)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2018 if the named executive officer fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2024 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(8)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of February 15, 2019 if the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until February 15, 2025 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(9)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of February 15, 2019 if Mr. Keane fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on November 12 of each of 2019 through 2022 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2016 Performance Equity Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until February 15, 2025 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(10)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2019 if Mr. Keane fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on June 30 of each of 2020 through 2023 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2016 Performance Equity Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2025 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(11)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2019 if the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2025 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(12)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of November 15, 2019 if Mr. Keane fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition of these PSUs is that 25% of the PSUs vest on November 21 of each of 2020 through 2023 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2016 Performance Equity Plan on such vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until November 15, 2025 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(13)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2020 if the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2026 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(14)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of November 15, 2020 if Mr. Keane fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition of these PSUs is that 25% of the PSUs vest on November 24 of each of 2021 through 2024 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2016 Performance Equity Plan on such vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until November 15, 2026 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(15)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of February 15, 2021 if Mr. Keane fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on June 30 of each of 2021 through 2024 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until February 15, 2027 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(16)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2021 if Mr. Keane fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on June 30 of each of 2022 through 2025 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2027 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(17)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of August 15, 2021 if Mr. Keane fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2027 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(18)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of November 15, 2021 if Mr. Keane fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition of these PSUs is that 25% of the PSUs vest on November 29 of each of 2022 through 2025 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on such vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until November 15, 2027 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(19)	This amount represents the number of Cimpress ordinary shares issuable six to ten years after the grant date of November 15, 2021 if Mr. Keane fully satisfies the service-based vesting condition and the 3YMA CAGR is 11% to 11.99% on any of the sixth through tenth anniversaries of the grant date (multiplier of 125%). The service-based vesting condition has been fully satisfied for these PSUs, but the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until November 15, 2027 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(20)	These RSU awards vest as to 25% of the original number of units on July 1 of each of 2021 through 2024, on each of which dates we will automatically issue one ordinary share for each vested unit so long as the named executive officer continues to be an eligible participant under Cimpress' 2011 Equity Incentive Plan on that date.

(21)	This RSU award vests as to 25% of the original number of units on August 15 of each of 2021 through 2024, on each of which dates we will automatically issue one ordinary share for each vested unit so long as Mr. Quinn continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on that date.

(22)	These RSU awards vest as to 25% of the original number of units on August 15 of each of 2022 through 2025, on each of which dates we will automatically issue one ordinary share for each vested unit so long as the named executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on that date.

(23)	These RSU awards vest as to 100% of the units on September 15, 2023, on which date we will automatically issue one ordinary share for each unit so long as the named executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on that date.

(24)	This amount represents the number of Cimpress ordinary shares issuable four to eight years after the grant date of August 15, 2019 if the named executive officer fully satisfies the service-based vesting condition and the 3YMA CAGR is 9% to 9.99% on any of the fourth through eighth anniversaries of the grant date (multiplier of 100%). The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on June 30 of each of 2020 through 2023 so long as the officer continues to be an eligible participant under Cimpress' 2016 Performance Equity Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2023 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(25)	These RSU awards vest as to one third of the original number of units on February 15 of each of 2023 through 2025, on each of which dates we will automatically issue one ordinary share for each vested unit so long as the named executive officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on that date.

(26)	This amount represents the number of Cimpress ordinary shares issuable four to eight years after the grant date of February 15, 2021 if the named executive officer fully satisfies the service-based vesting condition and the 3YMA CAGR is 9% to 9.99% on any of the fourth through eighth anniversaries of the grant date (multiplier of 100%). The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on June 30 of each of 2021 through 2024 so long as the officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until February 15, 2025 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

(27)	This amount represents the number of Cimpress ordinary shares issuable four to eight years after the grant date of August 15, 2021 if the named executive officer fully satisfies the service-based vesting condition and the 3YMA CAGR is 9% to 9.99% on any of the fourth through eighth anniversaries of the grant date (multiplier of 100%). The service-based vesting condition for these PSUs is that 25% of the original number of PSUs vest on June 30 of each of 2022 through 2025 so long as the officer continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan on each vesting date. However, the PSUs are not earned, and no shares are issuable pursuant to the PSUs, until August 15, 2025 at the earliest (unless there is an earlier change in control) and only if the performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares are satisfied.

Shares Vested in the Fiscal Year Ended June 30, 2022

The following table contains information about the vesting of RSUs on an aggregated basis during fiscal year 2022 for each of our named executive officers. None of our executive officers held any share options during fiscal year 2022.

	Share Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)($)
Robert S. Keane	—	—
Sean E. Quinn	5,479	574,051
Maarten Wensveen	3,324	362,150
_________________________

(1)	The value realized on vesting of RSUs is determined by multiplying the number of shares that vested by the closing sale price of our ordinary shares on Nasdaq on the vest date, or on the last trading date immediately before the vest date if the vest date is not a trading date.

CEO Pay Ratio

Mr. Keane's fiscal year 2022 annual total compensation was $8,133,820, as reported in the Summary Compensation Table above, and the fiscal year 2022 annual total compensation of our median compensated employee other than Mr. Keane was $31,615. The ratio of the median employee's total compensation to Mr. Keane's total compensation is 1-to-257. $7,342,285 (90%) of Mr. Keane's total compensation for fiscal year 2022 was in the form of PSU awards that will pay out six to ten years after grant only if the 3YMA CAGR thresholds are met.

Because there were no changes to our employee population or employee compensation from fiscal year 2020 to fiscal year 2022 that significantly impacted our pay ratio disclosure, we used the same median employee this year as we did for 2020. For purposes of identifying the median compensated employee for fiscal year 2020, we took into account base salary (for salaried employees) and wages paid (for hourly employees) during the fiscal year for all our employees as of May 1, 2020. We annualized this compensation for employees who did not work the entire fiscal year, except for employees designated as seasonal or temporary. For employees whose cash compensation was temporarily reduced for the fourth quarter of 2020 and replaced with RSUs as part of the salary restructuring program we instituted in fiscal year 2020 in response to the COVID-19 pandemic, we included the RSUs as part of each employee's base salary and assumed that the RSUs granted to each employee had the same value as the amount by which such employee’s cash compensation was reduced.

PROPOSAL 4 - AMEND OUR 2020 EQUITY INCENTIVE PLAN TO INCREASE
THE NUMBER OF ORDINARY SHARES

Our success depends on our ability to attract and retain top talent in a competitive marketplace, and to motivate that talent to achieve outstanding performance. Attracting, retaining, and motivating talented team members in key roles is especially critical at a time when we are seeking to transform our business, in particular the Vista business where we have been investing heavily, including in hiring. In recent years we have seen the competitiveness for qualified candidates intensify, and we are often vying for qualified candidates against both larger, established companies with significant cash and equity resources and earlier-stage companies that offer significant equity upside. Our compensation program is heavily focused on the use of equity incentive compensation, and our ability to offer equity awards is a critical tool for remaining competitive and motivating high levels of performance. Moreover, equity incentives align the interests of the employees with the long-term interests of our shareholders.

On September 21, 2022, our Board of Directors approved an amendment to our 2020 Equity Incentive Plan to increase the number of ordinary shares issuable under the plan by an additional 2,000,000 shares, subject to shareholder approval of the amendment at the annual meeting (as so amended, the "2020 Plan"). The 2020 Plan is the only plan under which we issue equity awards. We welcome investors’ questions about the proposed amendment to the 2020 Plan. Please submit your questions to Meredith Burns in Investor Relations at ir@cimpress.com by Friday, October 21, and we will provide written answers in a supplemental proxy filing by the end of October.

We are seeking an increase in the number of ordinary shares issuable under the 2020 Plan for multiple reasons. First, as of August 31, 2022, there were only 91,948 ordinary shares available for issuance under the 2020 Plan, which is insufficient for our hiring and retention needs. The criticality of attracting, retaining and motivating talented team members in a competitive marketplace, coupled with the sustained downward pressure on our share price since the beginning of fiscal year 2022, has resulted in a higher burn rate to our share pool than in recent years. Second, as of August 31, 2022, the plan has 994,185 shares reserved for outstanding PSUs that are unlikely to pay out in shares at the highest multiple, or perhaps at all, and therefore the risk of dilution by the issuance of those shares is very low. Conversely, the shareholder value creation, net of dilution, if those PSUs do pay out would be very high.

We reserve 2.5 shares from the 2020 Plan for each PSU, which is the number of shares issuable if the highest performance threshold (20% or higher 3YMA CAGR) is achieved, but that is increasingly unlikely to occur given the sustained downward pressure on our share price since the beginning of fiscal year 2022. Our PSU awards pay out in shares only if the three-year moving average of the daily closing share price of Cimpress’ ordinary shares (3YMA) reaches or exceeds certain compound annual growth rate (CAGR) thresholds, which requires that the 3YMA steadily increase over a long period of time. However, our 3YMA has decreased from $112.72 on August 15, 2020 to $87.42 on August 15, 2022, and the table below shows the minimum 3YMA required to satisfy the CAGR thresholds as of various dates for any shares to be issued under any of the PSU awards outstanding under the 2020 Plan that are held by our executives and employees (other than Robert Keane, whose PSU awards have a performance period of six to ten years and a higher minimum 3YMA CAGR threshold of 11%).

Grant Date of PSU Award	Earliest Potential Payout Date	Final Potential Payout Date	Anniversary of Grant Date
			4th anniversary	5th anniversary	6th anniversary	7th anniversary	8th anniversary
			CAGR Threshold and Minimum 3YMA Target for Payout
			9% CAGR	9% CAGR	9% CAGR	9% CAGR	7% CAGR
2/15/2021	2/15/2025	2/15/2029	$134.75	$146.88	$160.10	$174.50	$164.02
5/15/2021	5/15/2025	5/15/2029	$146.66	$159.86	$174.25	$189.93	$178.52
8/15/2021	8/15/2025	8/15/2029	$141.81	$154.57	$168.48	$183.64	$172.61
11/15/2021	11/15/2025	11/15/2029	$136.84	$149.15	$162.58	$177.21	$166.56

If we do not achieve the 3YMA targets above, then each PSU award will expire on the applicable Final Potential Payout Date above, and no shares would be issued pursuant to the PSU awards. There were also 956,090 outstanding PSUs under the 2016 Performance Equity Plan as of August 31, 2022. If none of the PSUs that were outstanding as of August 31, 2022 under either the 2016 Performance Equity Plan or the 2020 Plan achieves the minimum 3YMA CAGR thresholds applicable to such PSU awards prior to their respective expiration dates, then an aggregate of 1,950,275 shares currently reserved for issuance under either the 2016 Performance Equity Plan or the 2020 Plan in respect of such PSU awards would become available for grant under the 2020 Plan as such PSU awards expire, no sooner than August 15, 2026.

To illustrate the dynamic of the low probability of dilution from PSUs and high value creation if any of the 3YMA thresholds are achieved, the lowest 3YMA that would trigger a payout under any of our outstanding PSUs eligible for performance measurement on August 15, 2023 is $144.17. Based on the closing price of Cimpress' ordinary shares during the first two years of the three-year measurement period ending on August 15, 2023, we would need an average closing price of approximately $271 per share every trading day during the final year of the three-year measurement period in order for those PSUs to pay out on that date. The 3YMA CAGR thresholds for the other two outstanding PSU awards that will be measured on August 15, 2023 are even higher, and those 3YMA CAGR thresholds only increase each year thereafter until the step-down in their respective final measurement years.

Summary of Material Features of the Plan

The material features of the 2020 Plan, as amended, are as follows:

•If our shareholders approve the amendment to the 2020 Plan to increase the number of ordinary shares issuable under the plan by an additional 2,000,000 shares, then the maximum number of ordinary shares issuable under the 2020 Plan will be 5,500,000 plus an additional number of ordinary shares equal to the number of PSUs (on a 1:1 basis) outstanding under the 2016 Performance Equity Plan that expire, terminate, or are otherwise surrendered, canceled or forfeited. If this amendment had been effective at August 31, 2022, then the 2020 Plan would have 5,294,855 ordinary shares issuable (excluding the shares that have been issued from the plan and including shares that have been transferred from the 2016 Performance Equity Plan, in each case before August 31, 2022), plus up to an additional 956,090 ordinary shares, which is the number of PSUs (on a 1:1 basis) outstanding under the 2016 Performance Equity Plan as of August 31, 2022, but only to the extent such PSUs expire, terminate or are otherwise surrendered, canceled or forfeited. August 15, 2026 is the earliest date on which any shares could be transferred from the 2016 Performance Equity Plan to the 2020 Plan due to the expiration of PSU awards, which would happen if the PSUs granted on August 15, 2016 do not achieve a minimum 3YMA CAGR threshold on any of the seventh through tenth anniversaries of the grant date (having already failed to achieve the minimum 3YMA CAGR threshold on the sixth anniversary of the grant date).

•The 2020 Plan permits the award of share options (both incentive stock options and non-statutory share options), share appreciation rights, restricted shares, restricted share units, other share-based awards, and dividend equivalent rights.

•Shares tendered or held back for taxes will not be added back to the reserved pool under the 2020 Plan. Upon the exercise of a share appreciation right that is settled in ordinary shares, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares we reacquire on the open market will not be added to the reserved pool under the 2020 Plan.

•Share options and share appreciation rights will not be repriced in any manner without shareholder approval.

•Any dividends and dividend equivalent rights payable with respect to any equity award are subject to the same vesting provisions as the underlying award.

•Any material amendment to the 2020 Plan is subject to approval by our shareholders.

•The 2020 Plan will expire on November 25, 2030.

Based solely on the closing price of our ordinary shares as reported by Nasdaq on August 31, 2022, which was $33.58 per share, and the 5,294,855 shares that either were reserved for future issuance pursuant to outstanding awards as of that date or would have been available for awards under the 2020 Plan if the plan had been amended as of such date, the maximum aggregate market value of the ordinary shares that could potentially be issued under the 2020 Plan is $177,801,231.

Our Grant Practices

As of August 31, 2022, there were 91,948 ordinary shares available for issuance under 2020 Plan, which is the only plan under which we issue equity awards. As of August 31, 2022, the outstanding awards under all of our equity compensation plans, including legacy plans under which we no longer grant awards, consisted of the following:
•share options to acquire 429,079 ordinary shares, with a weighted average exercise price of $46.62 and a weighted average remaining term of 9.9 years
•full value awards in the form of PSUs with performance-based conditions and time-based vesting covering 1,353,764 ordinary shares on a 1:1 basis and 3,384,410 ordinary shares assuming maximum achievement of the performance conditions (which is extremely unlikely)
•unvested full value awards in the form of RSUs covering 1,853,425 ordinary shares

Other than as described above, no awards were outstanding under our equity compensation plans as of August 31, 2022.

Below is information regarding historical awards granted and earned for the fiscal year 2020 through fiscal year 2022 period:

•Fiscal year 2023 to date (July 1, 2022 - August 31, 2022, which includes our annual LTI grants to employees other than Mr. Keane):
◦Share options to purchase 423,781 shares granted
◦Full-value time-based awards: 1,031,840 RSUs granted; no restricted shares granted
◦Full-value performance awards: no PSUs granted and no shares earned pursuant to PSUs
◦26,221,928 ordinary shares outstanding at August 31, 2022

•Fiscal year 2022:
◦No share options granted
◦Full-value time-based awards: 771,671 RSUs granted; no restricted shares granted
◦Full-value performance awards: 215,899 PSUs granted and no shares earned pursuant to PSUs
◦26,094,842 weighted average ordinary shares outstanding

•Fiscal year 2021:
◦No share options granted
◦Full-value time-based awards: 453,916 RSUs granted; no restricted shares granted
◦Full-value performance awards: 228,132 PSUs granted and no shares earned pursuant to PSUs
◦25,996,572 weighted average ordinary shares outstanding

•Fiscal year 2020:
◦No share options granted
◦Full-value time-based awards: 193,365 RSUs granted; no restricted shares granted
◦Full-value performance awards: 295,239 PSUs granted and no shares earned pursuant to PSUs
◦27,180,744 weighted average ordinary shares outstanding

Each RSU represents Cimpress' commitment to issue one ordinary share upon vesting. Each PSU represents a right to receive between 0 and 2.5 ordinary shares upon the satisfaction of both service-based vesting over time and performance conditions relating to the compound annual growth rate of Cimpress' three-year moving average share price over a multiple-year period determined by our Board.

Description of our 2020 Plan

Types of Awards; Authorized Number of Ordinary Shares and Share Counting The 2020 Plan provides for the grant of incentive stock options, non-statutory share options, share appreciation rights, restricted shares, restricted share units, other share-based awards, and dividend equivalent rights, to which we refer in this proxy statement collectively as awards. Subject to adjustment in the event of stock splits, stock dividends and other similar events and assuming shareholders approve the proposed amendment to increase the number of shares issuable under the 2020 Plan, we may make awards under the 2020 Plan for up to 5,500,000 of our ordinary shares plus an additional number of ordinary shares equal to the number of PSUs currently outstanding under the 2016 Performance Equity Plan that expire, terminate or are otherwise surrendered, canceled or forfeited. Ordinary shares underlying awards under the 2020 Plan and ordinary shares underlying PSUs under the 2016 Performance Equity Plan on the basis of one ordinary share for each PSU that expires, terminates or is otherwise surrendered, canceled or forfeited, or is not issued will become available for the grant of new awards under the 2020 Plan. We will not add back to the number of ordinary shares available for the grant of awards under the 2020 Plan any ordinary shares that a participant delivers to Cimpress (whether by actual delivery, attestation or net exercise) to (1) purchase ordinary shares upon the exercise of an award or (2) satisfy tax withholding obligations (including shares retained from the award creating the tax obligation). Similarly, ordinary shares that we may repurchase on the open market, whether using the proceeds from the exercise of awards or using other funds, do not increase the number of shares available for future grant of awards.

Description of Awards

Incentive Stock Options and Non-statutory Share Options. Optionees receive the right to purchase a specified number of ordinary shares at a specified exercise price and subject to such other terms and conditions as we specify in connection with the option grant. The exercise price of the options may not be less than 100% of the fair market value per share of our ordinary shares on the date the option is granted, unless our Board approves the grant of an option with an exercise price to be determined on a future date, in which case the exercise price may not be less than 100% of the fair market value on such future date. Fair market value for this purpose is determined by reference to the price of the shares of ordinary shares on Nasdaq. Options may not have a term in excess of ten years. The 2020 Plan allows optionees to pay the exercise price of options through the following forms of payment: (a) cash or check, (b) a “cashless exercise” through a broker, (c) subject to certain conditions, surrender of ordinary shares to Cimpress, (d) subject to certain conditions, in the case of non-statutory share options, by “net exercise,” (e) any other lawful consideration as our Board may determine, or (f) any combination of these forms of payment. To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of ordinary shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

Share Appreciation Rights. A share appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount of our ordinary shares or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of an ordinary share over the measurement price established pursuant to the applicable SAR agreement. The measurement price may not be less than 100% of the fair market value of our ordinary shares on the date the SAR is granted, unless the Board approves the grant of an SAR effective as of a future date, in which case the measurement price may not be less than 100% of the fair market value on such future date. SARs may be granted independently or in tandem with an option. SARs may not have a term in excess of ten years.

Restricted Share Awards. A restricted share award entitles the recipient to acquire our ordinary shares subject to our right to repurchase all or some of the shares from the recipient if the conditions specified in the award are not satisfied before the end of the restriction period established for the award. Our Board determines the terms and conditions of restricted share awards, including the purchase price, if any. Any dividends that we may pay during the vesting period of restricted share awards will accrue but not be paid to the participant until and only to the extent the restricted share award vests.

Restricted Share Unit Awards. A restricted share unit award entitles the recipient to receive ordinary shares or cash at the time the award vests pursuant to the terms and conditions that our Board determines.

Other Share-Based Awards. We may grant under the 2020 Plan other awards that are based on our ordinary shares pursuant to the terms and conditions that our Board determines, including awards of our ordinary shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, ordinary shares or other property.

Dividend Equivalent Rights. We may grant dividend equivalent rights to participants as a component of a restricted share unit award, which entitle the recipient to receive credits for dividends that would be paid if the recipient held the ordinary shares underlying the restricted share unit award. Dividend equivalent rights granted as a component of a restricted share unit award may be paid only if the related restricted share units become vested. Dividend equivalent rights may be settled in cash, ordinary shares of common stock or a combination thereof, as determined by the Board.

Eligibility to Receive Awards  Employees, officers, directors, consultants and advisors of Cimpress and its subsidiaries and of other business ventures in which Cimpress has a controlling interest are eligible to be granted awards under the 2020 Plan. Under present law, however, incentive stock options may be granted only to employees of Cimpress and its subsidiaries. As of August 31, 2022, approximately 15,000 employees, including our three executive officers, and the four non-employee directors who serve on our Board were eligible to receive awards under the 2020 Plan. Although the 2020 Plan permits awards to consultants and advisors, we generally do not grant awards to consultants or advisors and do not track how many individuals may be providing consulting or advising services to us at any given time. The granting of awards under the 2020 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Transferability of Awards A person who is granted an award under the 2020 Plan may not sell, assign, transfer, pledge or otherwise encumber such award, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option and awards subject to Section 409A of the US Tax Code, pursuant to a qualified domestic relations order. During the life of the participant, only the participant may exercise such award. However, the Board may permit or provide in an award for the gratuitous transfer of the award by a participant without consideration, subject to any limitations that the Board deems appropriate.

Administration of the 2020 Plan The Board administers the 2020 Plan and has the authority to grant awards and adopt, amend and repeal such administrative rules, guidelines and practices relating to the plan as it deems advisable. The Board may delegate any or all of its powers under the 2020 Plan to one or more committees or subcommittees of the Board, and, subject to certain limits, the Board may also delegate to one or more of our officers the power to grant awards to Cimpress employees or officers who are not executive officers, Section 16 officers, or members of the Board and to exercise such other powers under the 2020 Plan as the Board may determine. Our Board, or any committee to whom our Board delegates authority, as the case may be, selects the recipients of awards and determines (a) the number of ordinary shares covered by awards and the dates upon which such awards become exercisable, issuable or otherwise vest; (b) the exercise, measurement or purchase price of awards (which may not be less than 100% of the fair market value of our ordinary shares on the date of grant for options and SARs); (c) the duration of awards (which may not exceed ten years for options and SARs), and (d) the terms and conditions of such awards.

Adjustments for Changes in our Ordinary Shares and Certain Other Events We are required to make equitable adjustments, in the manner determined by our Board, in connection with the 2020 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in our capitalization. The 2020 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (a) any merger or consolidation of Cimpress with or into another entity as a result of which all of our ordinary shares are converted into or exchanged for the right to receive cash, securities or other property, or are canceled; (b) the transfer or disposition of all of our ordinary shares for cash, securities or other property pursuant to a share exchange or other transaction; (c) the sale of all or substantially all of the assets of Cimpress on a consolidated basis to an unrelated person or entity; (d) any other transaction in which the owners of Cimpress’ outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of Cimpress or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from Cimpress; or (e) any liquidation or dissolution of Cimpress. In connection with a Reorganization Event, our Board may take any one or more of the following actions as to all or any outstanding awards (other than restricted share awards) on such terms as our Board determines: (i) provide that the acquiring or succeeding corporation (or an affiliate thereof) assume such awards or substitute substantially equivalent awards; (ii) upon written notice to a participant, provide that all of the participant’s unexercised awards will terminate immediately before the consummation of the Reorganization Event unless exercised by the participant; (iii) provide that outstanding awards become exercisable, realizable, or deliverable, or restrictions applicable to an award lapse, in whole or in part before or upon the Reorganization Event; (iv) in the event of a Reorganization Event under which holders of our ordinary shares will receive a cash payment for each ordinary share surrendered in the Reorganization Event, make or provide for a cash payment to participants with respect to each award held by a participant in exchange for the termination of such award equal to the number of ordinary shares subject to the vested portion of the award multiplied by the excess, if any, of the price per ordinary share in the Reorganization Event over the exercise, measurement or purchase price of the award; (v) provide that, in connection with a liquidation or dissolution of Cimpress, awards convert into the right to receive liquidation proceeds (net of any exercise, measurement or purchase price); and (vi) any combination of the above actions.

Acceleration The Board may at any time provide that any award becomes immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part.

Substitute Awards In connection with Cimpress’ acquisition of another entity, the Board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity, on such terms as the Board deems appropriate in the circumstances notwithstanding the 2020 Plan’s limitations on awards. Substitute awards do not count against the plan’s overall share limit, except as the US Tax Code may require.

Repricings Unless approved by our shareholders, we may not (1) amend any outstanding option or SAR granted under the 2020 Plan to provide an exercise or measurement price that is lower than the then-current exercise or measurement price of such option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2020 Plan) and grant in substitution for that option or SAR any new awards under the 2020 Plan (other than substitute awards granted in connection with a merger with another entity or acquisition of the property or stock of an entity) covering the same or a different number of shares and having an exercise or measurement price lower than the then-current exercise or measurement price of the canceled option or SAR, (3) cancel in exchange for a cash payment an option or SAR with an exercise price above the then-current fair market value of the shares, or (4) take any other action under the 2020 Plan that constitutes a repricing under the rules of the NASDAQ Stock Market.

Tax Withholding Participants in the 2020 Plan are responsible for the payment of any federal, state or local taxes, charges, levies or social insurance contributions that we are required by law to withhold upon the exercise of options or SARs or vesting of other awards. We may require that tax withholding obligations satisfied by withholding ordinary shares to be issued pursuant to exercise or vesting. We may also require our tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of ordinary shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to Cimpress in an amount that would satisfy the withholding amount due.

Amendment and Termination We may not grant any awards under the 2020 Plan after November 25, 2030, which is the tenth anniversary of the date on which our shareholders originally approved the plan, but previously granted awards may extend beyond that date. We may not grant any incentive stock options under the 2020 Plan after August 26, 2030, which is the tenth anniversary of the date on which our Board originally approved the plan. The Board may amend, suspend or terminate the 2020 Plan or any portion thereof at any time, subject to shareholder approval of certain amendments. We must obtain the approval of our shareholders for any amendment to the 2020 Plan to the extent required under the rules of the NASDAQ Stock Market.

United States Federal Income Tax Consequences

As required by SEC rules, we are providing a summary of the United States federal income tax consequences that will generally arise with respect to awards granted under the 2020 Plan. The following summary is based on the federal tax laws in effect as of the date of this proxy statement and assumes that all awards are exempt from, or comply with, the rules under Section 409A of the US Tax Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. This summary does not describe all United States federal tax consequences under the 2020 Plan, nor does it describe state, local or non-U.S. tax consequences.

Incentive Stock Options No taxable income is generally realized by a participant upon the grant or exercise of an incentive stock option. If ordinary shares issued to a participant pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such ordinary shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) Cimpress will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant.

If ordinary shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the ordinary shares at exercise (or, if less, the amount realized on a sale of such ordinary shares) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering ordinary shares.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonstatutory option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Nonstatutory Options No income is realized by the optionee at the time a nonstatutory option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the ordinary shares on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the ordinary shares have been held. Special rules will apply where all or a portion of the exercise price of the nonstatutory option is paid by tendering ordinary shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards We are generally will be entitled to a tax deduction in connection with other awards under the 2020 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments The vesting of any portion of an award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the US Tax Code. Any such parachute payments may be non-deductible by Cimpress, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions Under Section 162(m) of the US Tax Code, Cimpress' deduction for awards under the 2020 Plan may be limited to the extent that any "covered employee" (as defined in Section 162(m) of the US Tax Code) receives compensation in excess of $1 million a year.

Our Board of Directors recommends that you vote FOR the amendment to our 2020 Equity Incentive Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of June 30, 2022 about the securities issued or authorized for future issuance under our current equity compensation plans.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by shareholders(1)	4,441,637	$0.10	1,480,926
Equity compensation plans not approved by shareholders	—	—	—
Total	4,441,637	$0.10	1,480,926 (3)
_____________

(1)	Consists of our 2005 Non-Employee Directors’ Share Option Plan, 2011 Equity Incentive Plan, 2016 Performance Equity Plan and 2020 Equity Incentive Plan. This column includes an aggregate of 4,436,339 shares underlying RSUs and PSUs based on 2.5 shares per PSU that were outstanding as of June 30, 2022.

(2)	The RSUs and PSUs included in column (a) do not have an exercise price, and the weighted-average exercise price excluding these units is $80.01.

(3)	Consists of shares available for future awards under our 2020 Equity Incentive Plan. For PSU awards, we assumed that we would issue ordinary shares equal to 250% of the outstanding PSUs, which is the maximum potential share issuance.

PROPOSAL 5 - REAPPOINT OUR
STATUTORY AUDITOR UNDER IRISH LAW

The Irish Companies Act 2014 requires that our statutory auditors be appointed at each annual general meeting of shareholders, to hold office from the conclusion of the annual general meeting until the conclusion of the next annual general meeting. PricewaterhouseCoopers Ireland has served as Cimpress plc's Irish statutory auditor since fiscal year 2020 and is affiliated with PricewaterhouseCoopers LLP, who our Audit Committee has selected as our U.S. independent registered public accounting firm for the fiscal year ending June 30, 2023 with respect to our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles. We refer to PricewaterhouseCoopers LLP and PricewaterhouseCoopers Ireland together as "PwC."

Our Audit Committee has recommended that PricewaterhouseCoopers Ireland be appointed as our Irish statutory auditor. If our shareholders do not approve the reappointment of PricewaterhouseCoopers Ireland at this annual meeting, our Board of Directors may appoint a person or firm to fill the vacancy.

We do not expect that PwC will attend the annual meeting or be available to answer questions.

Our Board of Directors recommends that you vote FOR the reappointment of PricewaterhouseCoopers Ireland as our statutory auditor under Irish law to hold office until the conclusion of our annual general meeting in 2023.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table presents the aggregate fees and expenses billed for services rendered by PwC for the fiscal years ended June 30, 2022 and June 30, 2021. The amounts reported for each fiscal year represent the fees and expenses for services rendered during the applicable fiscal year, regardless of when the fees and expenses were billed.

	Fiscal Year 2022	Fiscal Year 2021
Audit Fees(1)	$4,182,586	$4,015,047
Tax Fees(2)	192,537	413,257
All Other Fees(3)	37,013	158,489
Total Fees	$4,412,136	$4,586,793
_____________

(1)	Audit fees and expenses consisted of fees and expenses billed for the audit of our consolidated financial statements, statutory audits of Cimpress plc and certain of our subsidiaries, quarterly reviews of our financial statements, and the audit of the effectiveness of internal control over financial reporting as promulgated by Section 404 of the U.S. Sarbanes-Oxley Act.

(2)	Tax fees and expenses consisted of fees and expenses for tax compliance (including tax return preparation), tax advice, tax planning and consultation services. Tax compliance services (assistance with tax returns, tax audits and appeals) accounted for $148,689 of the total tax fees billed in fiscal year 2022 and $115,767 of the total tax fees billed in fiscal year 2021.

(3)	For fiscal year 2022 and 2021,$37,013 and $97,600, respectively, represents fees associated with a COVID-19 relief package in the Netherlands. For fiscal year 2021, the remaining fees include $55,588 for represent fees for global mobility immigration services and $5,301 for subscription fees.

Audit Committee’s Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our registered public accounting firm. We may not engage the independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. From time to time, the Audit Committee pre-approves services that are expected to be provided to Cimpress by the independent registered public accounting firm during the following 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to a maximum dollar amount. At regularly scheduled meetings of the Audit Committee, management or the independent registered public accounting firm report to the Audit Committee regarding services actually provided to Cimpress.

During our fiscal year ended June 30, 2022, PwC did not provide any services to Cimpress other than in accordance with the pre-approval policies and procedures described above.

PROPOSAL 6 - AUTHORIZE OUR BOARD OR AUDIT COMMITTEE
TO DETERMINE THE REMUNERATION OF OUR STATUTORY AUDITOR UNDER IRISH LAW

Under the Irish Companies Act 2014, the remuneration of our statutory auditor under Irish law must be fixed by our shareholders in a general meeting of the Company or in such manner as may be determined in a general meeting. We are asking our shareholders to authorize our Board or the Audit Committee of the Board to determine PricewaterhouseCoopers Ireland's remuneration as our statutory auditor under Irish law for the duration of PwC’s term of office. Our Board has delegated the authority to determine the remuneration of our statutory auditor under Irish law to the Audit Committee of the Board in accordance with the Board’s procedures and applicable law.

Our Board of Directors recommends that you vote FOR the authorization of our Board or Audit Committee to determine the remuneration of PricewaterhouseCoopers Ireland.

CORPORATE GOVERNANCE

Board of Directors and Committees

During our fiscal year ended June 30, 2022, our Board met four times, and each of our directors attended at least 88% of the total number of meetings of the Board and the committees of which such director was a member during the period of time he or she served on such committee. We do not have a policy with respect to director attendance at our annual general meetings of shareholders, and none of our directors attended our 2021 annual general meeting of shareholders due to the COVID-19 pandemic's impacts on international travel.

The Board has standing Audit, Compensation, and Nominating Committees. Each committee has a charter that has been approved by the Board, and each committee must review the adequacy of its charter at least annually.

Director	Audit Committee	Compensation Committee	Nominating Committee
Sophie A. Gasperment		member	member
Zachary S. Sternberg	member	member	Chair
Dessislava Temperley	Chair and Audit Committee Financial Expert
Scott J. Vassalluzzo	member	Chair	member
All committee members independent?	Yes, meet independence criteria for audit committee members	Yes, meet independence criteria for compensation committee members	Yes
How many meetings during fiscal year 2022?	four	none	one

Audit Committee. The Audit Committee’s responsibilities include the following:

•evaluating and retaining our independent registered public accounting firm

•approving the compensation of, and assessing (or recommending that the Board assess) the independence of, our registered public accounting firm

•overseeing the work of our independent registered public accounting firm, including the receipt and consideration of certain reports from the firm

•reviewing and discussing our financial statements and other financial disclosures and considering whether to recommend to the Board that our audited financial statements be included in our Annual Report on Form 10-K

•coordinating the Board’s oversight of our internal control over financial reporting and disclosure controls and procedures

•overseeing our internal audit function

•establishing procedures for the receipt, retention, and treatment of accounting-related complaints and concerns

•reviewing and approving any related person transactions

•discussing our policies with respect to financial and accounting risk assessment and risk management

•preparing the Audit Committee report included in this proxy statement

Compensation Committee. The Compensation Committee’s responsibilities include the following:

•reviewing and approving the compensation of our Chief Executive Officer and our other executive officers

•reviewing and making recommendations to the Board with respect to incentive compensation and equity-based plans and overseeing and administering our equity-based plans

•reviewing and approving director compensation

•overseeing the risks associated with our compensation policies and practices

•reviewing and discussing with management the Compensation Discussion and Analysis section of the proxy statement and considering whether to recommend to the Board that the Compensation Discussion and Analysis be included in the proxy statement

•preparing the Compensation Committee report included in this proxy statement

Nominating Committee. The Nominating Committee's responsibilities include the following:

•identifying individuals qualified to become Board members

•recommending to the Board the persons to be nominated for appointment as directors and to each of the Board’s committees

•monitoring communications to the Board from shareholders and other interested parties

•coordinating the Board's oversight of our Code of Business Conduct and reviewing allegations made on our confidential reporting helpline

Corporate Governance Guidelines

We believe that good corporate governance is important to ensure that Cimpress is managed for the long-term benefit of our stakeholders, including but not limited to our shareholders. The Board has adopted Corporate Governance Guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Cimpress and our stakeholders. The Corporate Governance Guidelines provide a framework for the conduct of the Board’s business.

Among other things, the Corporate Governance Guidelines provide as follows:

•A majority of the members of the Board must be independent directors, except as permitted by Nasdaq rules.

•The Board should focus on, and develop a strategy for, long-term valuation creation by Cimpress.

•The non-employee directors must meet at least twice a year in executive session without any members of Cimpress' management to discuss, among other matters, the performance of our Chief Executive Officer.

•The Board has full and free access to management and employees and the authority to hire and consult with independent advisors.

•The Board must have at all times an Audit Committee, Compensation Committee, and Nominating Committee composed of non-employee directors who meet the independence and other criteria set forth in Nasdaq rules.

•On an annual basis or such other frequency as the Board determines, the Board must conduct a self-evaluation to determine whether it and its committees are functioning effectively.

You can find our Corporate Governance Guidelines, our Code of Business Conduct, and the charters for our Audit Committee, Compensation Committee and Nominating Committee on our Investor Relations website at ir.cimpress.com, or you can request copies of these documents by emailing us at ir@cimpress.com or writing to Investor Relations, c/o Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA.

Code of Business Conduct

We have adopted a written code of business conduct that applies to our Board, officers, and employees, a current copy of which is posted on the Corporate Governance page of ir.cimpress.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Determination of Independence

Under Nasdaq rules, members of our Board qualify as “independent directors” only if, in the opinion of the Board, they do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that none of its members other than Robert Keane, our Chief Executive Officer, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that all of the non-employee directors are “independent directors” as defined under Nasdaq's Marketplace Rules.

Oversight of Risk

Our Board has responsibility for risk oversight, and the full Board or its relevant committees regularly conduct reviews of certain risk areas. In addition, based on an internal risk assessment, we believe that any risks arising from our compensation programs for our employees are not reasonably likely to have a material adverse effect on Cimpress.

Board Nomination Process

The process that our Nominating Committee follows to identify and evaluate candidates for members of our Board includes requests to its members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of nominees, the Nominating Committee applies, among other things, the criteria for Board members set forth as an attachment to the Nominating Committee Charter. These criteria include among others the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of any conflicts of interest, and ability to act in the interests of all of Cimpress' stakeholders. In addition, the Charter specifies that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law and that the Nominating Committee and Board should consider the value of diversity on the Board. The Committee does not assign specific weights to particular criteria, and no particular criterion other than integrity and good character is a prerequisite for each prospective nominee.

We believe that the backgrounds and qualifications of the members of our Board, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Accordingly, the Nominating Committee seeks nominees with a broad diversity of experience, professions, skills and backgrounds. During fiscal year 2022, the Nominating Committee engaged MWM Consulting, a recruiting firm, to assist the Committee in identifying, evaluating, and reaching out to potential candidates for the Board of Directors, and MWM Consulting assisted us in recruiting Ms. Temperley as a director.

Shareholders may recommend individuals to the Nominating Committee for consideration as potential candidates for the Board by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our ordinary shares for at least a year as of the date such recommendation is made, to Nominating Committee, c/o General Counsel, Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA. If appropriate biographical and background material has been provided on a timely basis, the Nominating Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Report of the Audit Committee

The Audit Committee has reviewed Cimpress' audited consolidated financial statements for the fiscal year ended June 30, 2022 and has discussed these financial statements with Cimpress' management and PricewaterhouseCoopers LLP, our independent registered public accounting firm for fiscal year 2022.

The Audit Committee has also received from, and discussed with, PwC various communications that PwC is required to provide to the Audit Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and in effect for Cimpress' fiscal year 2022. The Audit Committee has discussed with the independent registered public accounting firm its independence from Cimpress. The Audit Committee also considered whether the provision of other, non-audit related services referred to under the heading “Independent Registered Public Accounting Firm Fees and Other Matters” under Proposal 5 is compatible with maintaining the independence of our registered public accounting firm.

Based on its discussions with, and its review of the representations and information provided by, management and PwC, the Audit Committee recommended to the Board that the audited financial statements be included in Cimpress' Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this Report.

Audit Committee of the Board of Directors
Dessislava Temperley, Chairman
Zachary S. Sternberg
Scott J. Vassalluzzo

Certain Relationships and Related Transactions

Policies and Procedures for Related Person Transactions

We have a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are a participant, the amount involved exceeds $25,000, and a related person has a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. A related person is any person who is or was a Cimpress executive officer or member of our Board of Directors at any time since the beginning of our most recently completed fiscal year, the beneficial holder of more than 5% of any class of our voting securities, or an immediate family member of anyone described in this sentence.

All potential related person transactions that we propose to enter into must be reported to our Chief Legal Officer (CLO, who is currently our General Counsel) or Chief Accounting Officer (CAO), who will determine whether each reported transaction qualifies as a related person transaction. If so, then the CLO and CAO will submit the transaction for review and approval by our Audit Committee. If our CLO and CAO determine that advance approval of a related person transaction by the full Audit Committee is not practicable under the circumstances, then they will submit the transaction to the Audit Committee chair for review and approval, and the full Audit Committee will review and ratify the related person transaction at the next Committee meeting.

In addition, the Audit Committee will review annually any previously approved or otherwise already existing related person transaction that is ongoing in nature to ensure that such related person transaction has been conducted in accordance with the Audit Committee’s previous approval, if any, and that all required disclosures regarding the related person transaction are made.

When considering a proposed related person transaction, the Audit Committee will review and consider, to the extent appropriate for the circumstances:

•the related person’s interest in the related person transaction;

•the approximate dollar value of the amount involved in the related person transaction;

•the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•whether the transaction was undertaken in the ordinary course of business;

•whether the transaction with the related person is entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•the purpose of, and the potential benefits to us of, the transaction; and

•any other information regarding the related person transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will review all relevant information available to it about the related person transaction. The Audit Committee may approve or ratify the related person transaction only if the Committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The Committee may, in its sole discretion, impose conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

In addition, under our Corporate Governance Guidelines, any director who has a conflict of interest is required to disclose that conflict to the Chairman, full Board, or General Counsel and to abstain from voting on any resolution involving, or participating in any Board discussion of, the conflict.

We did not have any related person transactions, as defined by SEC rules, during fiscal year 2022.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2022, Ms. Gasperment and Messrs. Sternberg and Vassalluzzo served as members of our Compensation Committee. None of these directors has ever been an officer or employee of Cimpress or any of our subsidiaries, and during fiscal year 2022, no Compensation Committee member had any relationship with us requiring disclosure under SEC rules.

During fiscal year 2022, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our Board or Compensation Committee.

Communicating with the Board

Our Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The chair of the Nominating Committee, with the assistance of Cimpress' General Counsel, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as its members consider appropriate.

The chair of the Nominating Committee will forward communications to the full Board if the communications relate to substantive matters and include suggestions or comments that he considers to be important for the directors to know. In general, the chair is more likely to forward communications relating to corporate governance and corporate strategy than communications relating to ordinary business affairs, personal grievances, and matters as to which Cimpress may receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to our Board should address such communications to:

Board of Directors
c/o Corporate Secretary, Cimpress plc
275 Wyman Street
Waltham, MA 02451
USA

COMPENSATION OF OUR BOARD OF DIRECTORS

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve as members of our Board of Directors. When considering the compensation of our directors, our Compensation Committee considers the significant amount of time that directors expend in fulfilling their duties to Cimpress and the skill level that we require of our Board members.

The strategic evolution of Vista, the macroeconomic environment, the COVID-19 pandemic, and other challenges Cimpress faced in fiscal years 2021 and 2022 underscored the importance of attracting and retaining talented directors. In order to bring our director compensation more in line with market norms for companies that are publicly traded in the United States, our Compensation Committee decided to move away from PSUs in our director compensation program in fiscal year 2022 and revised our director LTI program to provide for the grant of RSUs instead of PSUs for non-employee directors.

Director Compensation Program

Cash Compensation
All directors (including Mr. Keane)	$100,000 retainer per fiscal year
Chair of the Audit Committee	Additional $25,000 retainer per fiscal year

Equity Compensation
Incumbent non-employee directors	$125,000 of RSUs annually in connection with Cimpress' annual general meeting of shareholders, so long as they remain a director following that annual general meeting
Newly appointed non-employee directors	$150,000 of RSUs in connection with their initial appointment to the Board

Non-Employee Director Compensation Table

The following table contains information about the compensation earned by our non-employee directors in the fiscal year ended June 30, 2022:

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	Total ($)
Sophie A. Gasperment	100,000	124,914	224,914
Zachary S. Sternberg	100,000	124,914	224,914
Dessislava Temperley(2)	118,750	274,830	393,580
Scott J. Vassalluzzo	100,000	124,914	224,914
John J. Gavin, Jr.(3)	62,500	—	62,500
_____________

(1)	The amounts reported in this column represent a dollar amount equal to the grant date fair value of the RSUs as computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

(2)	Ms. Temperley was appointed as a director in September 2021.

(3)	Mr. Gavin's term as a director expired in November 2021.

In addition, at June 30, 2022, our non-employee directors held the following outstanding equity compensation awards:

•	Ms. Gasperment held 6,753 PSUs and 1,404 RSUs.

•	Mr. Sternberg held 5,128 PSUs and 1,404 RSUs.

•	Ms. Temperley held 3,146 RSUs.

•	Mr. Vassalluzzo held 6,239 PSUs, 1,404 RSUs, and unexercised share options to purchase an aggregate of 5,298 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our ordinary shares as of September 14, 2022 by:

•each shareholder we know to own beneficially more than 5% of our outstanding ordinary shares;

•each member of our Board of Directors;

•our named executive officers who are listed in the Summary Compensation Table in this proxy statement; and

•all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned(2)	Percent of Ordinary Shares Beneficially Owned(3)
Arlington Value Capital LLC (4)	1,995,437	7.6%
222 S. Main Street, Suite 1750
Salt Lake City, UT 84101 USA

Janus Henderson Group plc (5)	3,320,611	12.7
201 Bishopsgate
EC2M 3AE London UK

Prescott General Partners LLC (6)	3,906,492	14.9
2200 Butts Road, Suite 320
Boca Raton, FL 33431 USA

Thomas W. Smith (6)	1,693,329	6.5
2200 Butts Road, Suite 320
Boca Raton, FL 33431 USA

The Spruce House Partnership LP	2,358,904	9.0
435 Hudson Street, 8th Floor
New York, NY 10014 USA

The Vanguard Group (7)	1,513,665	5.8
100 Vanguard Blvd.
Malvern, PA 19355 USA

Named Executive Officers and Directors
Robert S. Keane (8)	2,235,644	8.5

Sophie A. Gasperment	696	*

Sean E. Quinn (9)	15,226	*

Zachary S. Sternberg (10)	2,374,803	9.1

Dessislava Temperley (11)	436	*

Scott J. Vassalluzzo (11)(12)	76,877	*

Maarten Wensveen	7,481	*

All current executive officers and directors as a group (7 persons) (11)	4,711,163	18.0%
_____________

*	Less than 1%

(1)	Unless otherwise indicated, the address of each executive officer and director is c/o Cimpress plc, Building D, Xerox Technology Park, Dublin Road, Dundalk, Co. Louth, A91 H9N9, Ireland.

(2)	For each person or entity in the table above, the “Number of Shares Beneficially Owned” column may include ordinary shares attributable to the person or entity because of that holder’s voting or investment power or other relationship, as determined under SEC rules. Under these rules, a person or entity is deemed to have “beneficial ownership” of any shares over which that person or entity has or shares voting or investment power, plus any shares that the person or entity may acquire within 60 days of September 14, 2022 (i.e., November 13, 2022), including through the exercise of share options or the vesting of RSUs. Unless otherwise indicated, each person or entity referenced in the table has sole voting and investment power over the shares listed or shares such power with his or her spouse. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)	The percentage ownership for each shareholder on September 14, 2022 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) 26,222,022, the number of ordinary shares outstanding on September 14, 2022, plus any shares issuable to the shareholder within 60 days after September 14, 2022 (i.e., November 13, 2022), including RSUs that vest and share options that are exercisable on or before November 13, 2022.

(4)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 14, 2020.

(5)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 10, 2022.

(6)	This information is based solely upon a Schedule 13D/A that the shareholder filed with the SEC on November 15, 2019.

(7)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 9, 2022.

(8)	Includes an aggregate of 2,234,844 shares held by trusts established for the benefit for Mr. Keane or members of his immediate family, entities wholly owned by such trusts, and a charitable entity established by Mr. Keane and his spouse. Mr. Keane and his spouse disclaim beneficial ownership of the shares owned by the trusts and other entities except to the extent of their pecuniary interest therein.

(9)	Consists of shares held by a trust of which Mr. Quinn and his spouse are trustees.

(10)	Includes 2,358,904 shares held by The Spruce House Partnership LP. The general partner of The Spruce House Partnership LP is Spruce House Capital LLC, of which Mr. Sternberg is a managing member. Mr. Sternberg disclaims beneficial ownership of the shares held by The Spruce House Partnership LP except to the extent of his pecuniary interest therein.

(11)	Includes the number of shares that each director listed below has the right to acquire under share options and RSUs that vest on or before November 13, 2022: Ms. Temperley: 436 Mr. Vassalluzzo: 5,298

(12)	Includes 2,174 shares held in investment accounts established for the benefit of certain family members, with respect to which Mr. Vassalluzzo disclaims beneficial ownership except to the extent of his pecuniary interest therein.

Delinquent Section 16(a) Reports

Section 16(a) of the United States Securities Exchange Act of 1934 requires our executive officers, directors, and the holders of more than 10% of our ordinary shares, referred to as reporting persons, to file reports with the SEC disclosing their ownership of and transactions in our ordinary shares and other equity securities. During our fiscal year ended June 30, 2022, Dessislava Temperley reported one transaction in Cimpress securities after the filing deadline due to an administrative error by Cimpress, and Robert Keane failed to report four transactions in Cimpress securities and instead reported them on Form 5 early in fiscal year 2023.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, our shareholders will consider and act upon the six proposals listed in the Notice of Annual General Meeting of Shareholders that appears on the first page of this proxy statement.

Who can vote?

To be able to vote on the matters listed in the Notice of Annual General Meeting of Shareholders on the first page of this proxy statement, you must have held ordinary shares of Cimpress at the close of business on September 26, 2022, which is the record date for the annual meeting. Shareholders of record at the close of business on September 26, 2022 are entitled to vote on each proposal at the meeting. The number of outstanding ordinary shares entitled to vote on each proposal at the meeting is 26,224,552. Currently, there are no outstanding preferred shares of Cimpress.

How many votes do I have?

Each ordinary share of Cimpress that you owned on the record date entitles you to one vote on each matter that is voted on at the annual meeting.

Is my vote important?

Your vote is important regardless of how many ordinary shares you own. Please take a moment to read the instructions below, vote your shares, and submit your proxy as soon as possible to ensure that your shares are represented and voted at the annual meeting.

How do I vote?

If you are a holder of record and your shares are not held in “street name” by a bank or brokerage firm, you may vote by using any of the following methods:

•by telephone using the toll-free telephone number shown on the proxy card or Notice of Internet Availability

•through the Internet as instructed on the proxy card or Notice of Internet Availability

•if you received proxy materials by mail or if you request a paper proxy card by telephone or through the Internet, by completing and signing the proxy card and promptly returning it in the envelope provided to Proxy Services c/o Computershare Investor Services, PO Box 505000, Louisville, KY 40233-9814 USA (which will be forwarded electronically to Cimpress' registered office in Ireland), or by mailing or otherwise depositing it at our registered office in Ireland

•by attending the meeting and voting in person

For your vote to be counted at the meeting, your proxy must be received no later than 4:00 p.m. Eastern Standard Time on November 15, 2022, the last business day before the meeting (or if the meeting is adjourned or postponed, the last business day before the adjourned or postponed meeting).

If the shares you own are held in street name by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms offer the option of voting by mail, over the Internet, or by telephone, which will be explained in the voting instruction form you receive from your bank or brokerage firm.

The shares you own will be voted according to the instructions you return to Computershare Trust Company or your bank or brokerage firm. If you are a holder of record and sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this proxy statement, then the shares you own will be voted in accordance with the recommendations of our Board of Directors. If your shares are held in street name at a broker, your broker may under certain circumstances vote your shares on “routine” matters if you do not timely provide voting instructions in accordance with the instructions provided by them. However, if you do not provide timely instructions, your broker does not have the authority to vote on any “non-routine” proposals at the annual meeting and a “broker non-vote” will occur. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote such shares on a particular matter.

Can I change my vote or revoke my proxy after I have mailed my proxy card?

Yes. If your shares are held in street name by a bank or brokerage firm and you wish to revoke or change your voting instructions, then you must follow the directions you receive from your bank or brokerage firm. If you are a holder of record and your shares are not held in street name, then you can revoke your proxy and change your vote by doing any one of the following things:

•signing another proxy card with a later date and delivering the new proxy card to Proxy Services c/o Computershare Investor Services, PO Box 505000, Louisville, KY 40233-9814 USA no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting (or if the meeting is adjourned or postponed, the last business day before the adjourned or postponed meeting);

•delivering written notice to Proxy Services c/o Computershare Investor Services, PO Box 505000, Louisville, KY 40233-9814 USA no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting that you want to revoke your proxy (or if the meeting is adjourned or postponed, the last business day before the adjourned or postponed meeting); or

•voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

How do I attend the meeting and vote in person?

If you wish to attend our annual meeting in Dublin, Ireland in person, we request that you notify us in advance, if possible, by sending our Associate General Counsel written notice at the offices of our subsidiary Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA. If you need directions to the meeting, please call Investor Relations at +1 781-652-6480. You will need to present the proxy card that you received, together with a form of personal photo identification, in order to be admitted.

If you wish to attend the meeting and your shares are held in street name by a bank or brokerage firm, then you must bring with you to the meeting an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting. To be able to vote your shares held in street name at the meeting, you will need to obtain a legal proxy from the holder of record, i.e., your bank or brokerage firm.

What vote is required?

Under Cimpress' Constitution, holders of at least a majority of our outstanding ordinary shares must be represented at the annual meeting to constitute a quorum, and the following vote is required to approve each of the proposals described in this proxy statement, in each case assuming a quorum is present:

•Proposal 3 (advisory “say on pay”):  This proposal requires the approval of at least a majority of votes cast at the annual meeting. This vote is non-binding and advisory in nature, but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

•All other proposals: These proposals require the approval of at least a majority of votes cast at the annual meeting.

For all proposals, Irish law provides that ordinary shares represented at the meeting and abstaining from voting will count as shares present at the meeting for the purpose of determining whether there is a quorum but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the meeting or for the purpose of determining the number of votes cast. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

How will votes be counted?

Each ordinary share will be counted as one vote according to the instructions contained on a properly completed proxy or on a ballot voted in person at the meeting. Abstentions and broker non-votes are not counted as either votes in favor of a proposal or votes against a proposal and therefore have no impact on the voting, although abstentions do count for the purpose of determining the size of the quorum.

Who will count the votes?

Computershare Trust Company, Inc., our transfer agent, will count, tabulate, and certify the votes.

How does the Board of Directors recommend that I vote on the proposals?

Our Board recommends that you vote FOR all of the proposals listed in the Notice of Annual General Meeting of Shareholders on the first page of this proxy statement.

Do the executive officers or directors have any substantial interests in these proposals?

No, our executive officers and directors do not have any substantial direct or indirect interests in the proposals, except to the extent of their ownership of our ordinary shares or their own appointment to the Board of Directors.

Will any other business be conducted at the meeting or will other matters be voted on?

Our Board does not know of any other matters that may come before the meeting. If any other matter properly comes before the meeting, then, to the extent permitted by applicable law, the persons named in the proxy card that accompanies this proxy statement may exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

Within four business days after the annual meeting, we will report the voting results on a Current Report on Form 8-K that we will file with the SEC.

How and when may I submit a shareholder proposal, including a shareholder nomination for a Board position, for the 2023 annual general meeting?

Because we are an Irish public limited company whose shares are traded on a U.S. securities exchange, both U.S. and Irish rules and timeframes will apply if you wish to submit a candidate to be considered for election to our Board of Directors at our 2023 annual general meeting or if you wish to submit another kind of proposal for consideration by shareholders at our 2023 annual general meeting.

Under our Constitution, in order to nominate a candidate for election as a director or bring other business before our 2023 annual general meeting, you must deliver notice of the matter, in compliance with the Constitution, to the address listed below no earlier than 120 calendar days and no later than 90 calendar days before the first anniversary of the 2022 annual meeting. However, if the date of our 2023 annual general meeting is more than 30 calendar days before or more than 60 calendar days after the first anniversary of the 2022 annual meeting, you must deliver the required notice no earlier than 120 calendar days before the 2023 annual general meeting and no later than the later of 90 calendar days before the 2023 annual general meeting or five calendar days after the day on we first publicly announce the date of our 2023 annual general meeting.

Under U.S. securities laws, if you wish to have a proposal included in our proxy statement for the 2023 annual general meeting, then in addition to the above requirements, you also need to follow the procedures outlined in Rule 14a-8 of the Exchange Act, and we must receive your proposal at our office in Dundalk, Ireland as set forth below no later than June 7, 2023.

Any proposals, nominations or notices under our Constitution or pursuant to Rule 14a-8 should be sent to:

Secretary, Cimpress plc
Building D, Xerox Technology Park
Dundalk, Co. Louth
Ireland

With a copy to:
Associate General Counsel
Cimpress USA Incorporated
275 Wyman Street
Waltham, MA 02451
USA

What are the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We have retained Alliance Advisors for a fee of $12,000 plus expenses to assist us in soliciting proxies from our shareholders and to verify certain records relating to the solicitation. We and our directors, officers, and selected other employees may also solicit proxies by mail, telephone, e-mail, or other means of communication. Directors, officers, and employees who help us in soliciting proxies will not be specially compensated for those services, but they may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their solicitation. We will request brokers, custodians, and fiduciaries to forward proxy soliciting material to the owners of our ordinary shares that they hold in their names and will reimburse these entities for their out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may be sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us by emailing ir@cimpress.com, writing us at Investor Relations, Cimpress, 275 Wyman Street, Waltham, MA 02451 USA, or calling us at telephone no. +1 781-652-6480. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder if you hold your shares in street name, or you may contact us per the above if you are a holder of record.

APPENDIX A

Proposed Amendment No. 1 to
2020 Equity Incentive Plan

The 2020 Equity Incentive Plan of Cimpress plc is amended as follows, and capitalized terms used and not defined herein have the respective meanings ascribed to such terms in the 2020 Equity Incentive Plan:

Section 4(a)(1) is deleted in its entirety and replaced with the following:

"Authorized Number of Ordinary Shares. Subject to adjustment under Section 9, the Company may make Awards under the Plan for up to a total of 5,500,000 ordinary shares, €0.01 nominal value per share, of the Company (the “Ordinary Shares”) plus the number of Ordinary Shares subject to awards granted under the 2016 Performance Equity Plan that expire or are terminated, surrendered, canceled, or forfeited as more specifically set forth in Section 4(a)(2)(B) below. The Company may grant Incentive Stock Options (as defined in Section 5(b)) under the Plan covering a maximum of 5,500,000 Ordinary Shares in the aggregate. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

Adopted by the Board on September 21, 2022

APPENDIX B

Form of Proxy

PROXY — CIMPRESS PLC

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS - NOVEMBER 16, 2022

The undersigned, revoking all prior proxies, hereby appoints Robert Keane, Sean Quinn, Matthew Walsh and Kathryn Leach, and each of them with full power of substitution, as proxies to represent and vote as designated hereon all ordinary shares of Cimpress plc that the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of Cimpress on Wednesday, November 16, 2022 at the offices of Matheson LLP, 70 Sir John Rogerson's Quay, Dublin 2, D02 R296, Ireland commencing at 6:30 p.m. Greenwich Mean Time and any adjournments thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL GENERAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING, SIGNS AND DELIVERS A PROXY WITH A LATER DATE, OR VOTES IN PERSON AT THE MEETING.

(Continued, and to be marked, dated and signed, on the other side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held November 16, 2022.
The Proxy Statement and our 2022 Annual Report are available at:
http://www.viewproxy.com/Cimpress/2022

☒ Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Proposals - The Board of Directors recommends that you vote FOR proposals 1-6.

Proposal	FOR	AGAINST	ABSTAIN
(1) Reappoint Robert S. Keane to Cimpress' Board of Directors to serve for a term of three years.	☐	☐	☐
(2) Reappoint Scott J. Vassalluzzo to Cimpress' Board of Directors to serve for a term of three years.	☐	☐	☐
(3) Approve, on a non-binding, advisory basis, the compensation of Cimpress' named executive officers, as described in the company's proxy statement.	☐	☐	☐
(4) Amend Cimpress' 2020 Equity Incentive Plan to increase the number of ordinary shares issuable under the plan.	☐	☐	☐
(5) Reappoint PricewaterhouseCoopers Ireland as Cimpress' statutory auditor under Irish law.	☐	☐	☐
(6) Authorize Cimpress' Board of Directors or Audit Committee to determine the remuneration of PricewaterhouseCoopers Ireland.	☐	☐	☐

I plan on attending the meeting ☐

Authorized Signatures - This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date: ______________________________ , 2022

____
Signature

____
Signature (if held jointly)

CONTROL NUMBER

→ [ ]

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.
A proxy submitted by a shareholder of record by mail must be received by November 15, 2022.
Internet and telephone voting is available through November 14, 2022 at 11:59 PM Eastern Standard Time.

CONTROL NUMBER

→ [ ]

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/CMPR

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Submit Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign and date your proxy card, then detach it, and return it in the postage-paid envelope provided.